SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                              FORM 10-K

         ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934.

              For the fiscal year ended January 29, 2000

                   Commission file number 1-6083

                        NOODLE KIDOODLE, INC.
       (Exact Name of Registrant as Specified in Its Charter)

            Delaware                          11-1771705
(State or Other Jurisdiction of            (I.R.S. Employer
 Incorporation or Organization)           Identification No.)

   6801 Jericho Turnpike, Syosset, NY           11791
(Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number,
including area code                         (516)-677-0500

Securities registered pursuant to Section 12 (b) of the Act:

                                          Name of Each Exchange
      Title of Each Class                  on Which Registered
Common Stock, $.001 par value             NASDAQ National Market

Securities registered pursuant to Section 12 (g) of the Act:

                              NONE

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No _

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The aggregate market value of voting stock held by non-affiliates of the registrant as of April 12, 2000 was $37,552,848, based on the closing price of same stock on that date. In determining the market value of non-affiliated voting stock, shares of common stock beneficially owned by each executive officer and director have been excluded. This determination of affiliate status is not necessarily a conclusive determination for other purposes.

The number of shares of common stock outstanding as of April 12, 2000 was 7,605,640.

Documents Incorporated by reference: Certain portions of Registrant's definitive proxy statement with respect to its 2000 Annual Meeting of Stockholders to be filed, pursuant to Regulation 14A under the Securities Exchange Act of 1934, with the Commission within 120 days of the close of Registrant's fiscal year ended January 29, 2000 are incorporated by reference into Part III of this report.


                       TABLE OF CONTENTS

                                                         Page
                            PART I

Item 1. Business                                           4
Item 2. Properties                                         8
Item 3. Legal Proceedings                                  8
Item 4. Submission of Matters to a Vote of
        Security Holders                                   8


                            Part II

Item 5. Market for Registrant's Common Stock and
        Related Stockholders' Matters                      9
Item 6. Selected Financial Data                            10
Item 7. Management's Discussion and Analysis
        of Financial Condition and Results of              11
        Operations
Item 7A.Quantitative and Qualitative Disclosures About
        Market Risk                                        16
Item 8. Financial Statements and Supplementary Data        16
Item 9. Changes in and Disagreements with
        Accountants on Accounting and Financial
        Disclosure                                         16


                            PART III

Item 10. Directors and Executive Officers of
         the Registrant                                    17
Item 11. Executive Compensation                            17
Item 12. Security Ownership of Certain Beneficial
         Owners and Management                             17
Item 13. Certain Relationships and Related
         Transactions                                      17


                            PART IV

Item 14. Exhibits, Financial Statements,
         Schedules and Reports on Form 8-K                 18


                          PART I

ITEM 1.  BUSINESS.

(a)  General

Noodle Kidoodle, Inc., a Delaware corporation (the "Company" or "Registrant") is a specialty retailer of a broad assortment of educationally oriented, creative and non-violent children's products, including toys, books, games, video and audio tapes, computer software, crafts and other learning products. The Company operated 58 Noodle Kidoodle retail stores at the close of the fiscal year ended January 29, 2000 ("Fiscal 2000") located in New York, New Jersey, Connecticut, Texas, Oklahoma, Florida, New Hampshire, Nebraska, Kansas, Tennessee, Pennsylvania, Arkansas and the Boston, Chicago, and Detroit metropolitan areas. We also sell our merchandise on the worldwide web at www.NoodleKidoodle.com.

The Company was founded in 1946 and, doing business under its former name Greenman Bros. Inc., engaged in the retail toy business as well as the wholesale distribution of general merchandise, with an emphasis on toys, stationery and housewares. During the 1980's, the Company operated a number of retail toy stores, including a chain of 330 stores under the Circus World name located principally in shopping malls in approximately 30 states. The Company sold the Circus World stores in Fiscal 1991 but continued to operate a number of retail toy stores under the Playworld name. The Company opened its first Noodle Kidoodle store in November 1993, and opened three additional Noodle Kidoodle stores in Fiscal 1995. During Fiscal 1996, management determined that the Company should focus exclusively on its retail business by expanding and developing the Noodle Kidoodle retail concept. Accordingly, in August 1995, the Company adopted
a new business plan and ceased operating its wholesale division.   In
December 1995, we changed our name from Greenman Bros. Inc. to Noodle Kidoodle, Inc. and, in January 1996, changed our jurisdiction of incorporation to Delaware.


(b) Financial Information About Industry Segments

We currently operate in one industry segment which involves the retail sales of children's toys and other products. In prior years we also operated in a second segment which was the wholesale distribution of general merchandise. This segment was discontinued in August 1995 and the results are disclosed as discontinued operations.

(c) Narrative Description of Business

Noodle Kidoodle, Inc. is a specialty retailer of a broad assortment of educationally oriented, creative and non-violent children's products. The Noodle Kidoodle concept offers something new to parents and children by combining the attractive pricing and larger size of traditional toy stores with the more creative product selection and superior customer service of small boutiques, while providing an entertaining shopping environment through interactive play areas and frequent in-store events.

The Company's stores range from approximately 5,000 to 13,300 square feet and average approximately 9,500 square feet. Each store offers customers a warm and inviting shopping environment with brightly lit spaces, colorful walls, ceilings and carpets, wide aisles for strollers and kid-level seating and product shelving. Each store typically carries approximately 16,000 stock-keeping units ("SKU's"), conveniently displayed in separate merchandise departments, such as "Science & Nature" and "Arts & Crafts", which are identified by eye-catching signs that are visual as well as verbal so that children can understand them. All of the products carried in Noodle Kidoodle stores conform to the Company's creative, non-violent and educational merchandising strategy. The Company generally does not carry mass market television advertised toys. However, in certain product categories, the Company does carry brand name products which fit the Noodle Kidoodle philosophy, such as Crayola, Lego, Playmobil, Mattel, the full line of Walt Disney video titles and the Goosebumps line of books. The Company purchases merchandise from over 600 suppliers. No single supplier represents greater than 10% of the Company's total purchases.

During Fiscal 2000 we, through a newly created subsidiary NoodleKidoodle.com, LLC, substantially enhanced the e-commerce capability of our internet site www.noodlekidoodle.com. Additionally, the merchandise offered for sale on the internet was increased from approximately 700 items during the 1998 Holiday selling season to almost 4,000 during the 1999 Holiday selling season. The Company believes that offering the best selling merchandise in its stores over the internet presents an opportunity to serve its existing customers better, and to expand its customer base to geographic areas where the Company does not operate retail stores. The Company's internet strategy is to build on the strength of the Noodle Kidoodle brand by integrating the marketing of its retail stores and its internet site, and to take advantage of the Company's existing capabilities in procurement, merchandising, fulfillment and marketing. The Company believes that this strategy may give it a cost advantage over internet only retailers.

At the end of its 2000 fiscal year, the Company operated 58 Noodle Kidoodle stores located in New York, New Jersey, Connecticut, Texas, Oklahoma, Florida, New Hampshire, Nebraska, Kansas, Tennessee, Pennsylvania, Arkansas and the Boston, Chicago and Detroit metropolitan areas. We opened a total of sixteen new stores in fiscal 2000, four stores in Texas, three in Florida and one in each of the states of New York, New Hampshire, Nebraska, Kansas, Tennessee, Pennsylvania, Connecticut, Arkansas, and Massachusetts. Our new store program for the coming year is underway, with one store open and one store under construction as of April 28, 2000. We have signed leases for another four stores which we expect will open this year. We plan to open approximately ten new stores and a second distribution center in Fiscal 2001. The Company believes that there are opportunities for nationwide expansion over the longer term.

We believe that the following elements are important to our retailing concept:

* Interactive Shopping Environment - Each Noodle Kidoodle store is designed with children in mind. Each store has designated play areas where children and their parents are encouraged to explore toys and games in keeping with the Company's "try before you buy" philosophy. Among the key interactive features of each store are the Computer Center, "Kidoodle Theater" and the Electronic Learning Center.

* Broad Assortment of Imaginative Products - Noodle Kidoodle stores offer a broad assortment of products designed to stimulate a child's imagination and contribute to his or her growth and development, consistent with the Company's slogan that "Kids learn best when they're having fun." To keep its merchandise mix fresh and exciting, the Company continually seeks innovative new products.

* In-Store Events - The Company provides without charge frequent in-store events such as personal appearances by authors and children's television personalities, arts and crafts workshops and readings from selected books to provide entertainment to its customers, increase store traffic and position Noodle Kidoodle as a destination store.

* Superior Customer Service - By providing knowledgeable and friendly customer service and selecting enthusiastic employees who enjoy working with children, we believe that we have a competitive advantage over lower-service superstores and mass merchandisers.

* Targeted Marketing - The Company conducts a targeted direct mail marketing program and continuously updates its customer database for this purpose.

* Competitive Pricing - Noodle Kidoodle offers everyday competitive pricing. Many products are regularly discounted and prices in general are believed to be competitive with those featured by superstores carrying similar lines of merchandise.

Backlog is not considered relevant to an understanding of the Company's business. We are required to carry substantial amounts of inventory in the months of September through November of each year in order to meet holiday delivery requirements.

We did not have any customers that represented more than 10% of consolidated revenues for the year ended January 29, 2000.

Our business is highly seasonal and approximately 48% of our revenues occur in the fourth quarter.

The retail toy business is highly competitive. We compete on the basis of our stores' interactive environment, broad merchandise selection, superior customer service and competitive pricing. The Company competes with a variety of mass merchandisers, superstores and other toy retailers, including Toys-R-Us and Kay-Bee Toy Stores and other store formats selling children's products, such as discount stores and smaller specialty toy stores. Retailing of children's educational products is a relatively new concept. Included among the Company's direct competitors are Zany Brainy, Store of Knowledge, and Learning Express. The Company also faces growing competition from internet-based retailers such as eToys and Amazon.com. Because internet-based retailers do not operate retail stores, they may enjoy an overall operating cost advantage. Some of theCompany's competitors are much larger in terms of sales volume and have more capital and greater management resources than the Company. In addition, due to the nature of electronic commerce, they may reach a broader market. If any of our larger competitors were to increase their focus on the educational market or if any regional competitors were to expand their activities in the markets primarily served by us, we could be adversely affected. If any of the Company's major competitors seek to gain or retain market share by reducing prices, we may be required to reduce our prices on key items in order to remain competitive, which would have the effect of reducing our profitability.

As of January 29, 2000, the Company employed 1,689 people, of whom 551 were employed full-time. The Company also employs additional part-time personnel during the pre-Christmas season. The Company believes that its relations with its employees are generally good.

The Company has registered several service marks and trademarks with Federal and State authorities, including Noodle KidoodleO, Oodles & Oodles of Fun Things to LearnO, Kidoodle AnimationO, and the Company's slogan "Kids learn best when they're having fun"O. The Company believes it has all licenses necessary to conduct its business.

Recent Developments

On April 21, 2000, the Company entered into a merger agreement with Zany Brainy, Inc., a Delaware corporation, and Night Owl Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Zany Brainy. The merger agreement provides that Night Owl Acquisition will merge with and into the Company so that the Company will become a wholly owned subsidiary of Zany Brainy. Each share of the Company's common stock outstanding immediately prior to the merger will be converted into 1.233 shares of Zany Brainy common stock.

Completion of the merger is subject to regulatory and stockholder approval. We expect to complete the merger by the end of the second quarter.

ITEM 2. PROPERTIES.

The Company leases all of its Noodle Kidoodle stores. Original lease terms generally are for ten years, and many leases contain renewal options. The Company's stores are generally located in either strip shopping centers or in enclosed shopping malls. The 58 stores operating at the end of Fiscal 2000 ranged in size from approximately 5,000 to 13,300 square feet.

We currently support our retail operations with an owned 269,000 square
foot distribution center in Phillipsburg, New Jersey.  We   had previously
supported our total retail and wholesale operations with three other distribution centers located in Farmingdale, New York, West Haven, Connecticut and Birmingham, Alabama. The Farmingdale and West Haven facilities were disposed of when the Company's wholesale operations were discontinued. The Company discontinued the use of the Birmingham center in 1989 and assigned its leasehold interest in that property in November, 1999.

The Company has also leased 65,000 square feet of warehouse space in Allentown, PA from July 1999 through June 2000. This space was necessary to accommodate last year's seasonal inventory buildup in the fall months.

The Company's executive offices are located at Syosset, New York. The Company's lease for its executive offices runs through May,2004 and contains an option to renew for an additional five years.

We believe that the foregoing facilities are adequate for our present operations and such facilities are maintained in a good state of repair.

See Note 6 (Commitments and Contingencies) of the Notes to Consolidated Financial Statements.

ITEM 3. LEGAL PROCEEDINGS.

The Company is not a party to any legal proceedings other than claims and lawsuits arising in the normal course of its business which, in the opinion of the Company's management, are not individually or in the aggregate material to its business.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY-HOLDERS.

None

                          PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED
        STOCKHOLDERS' MATTERS.

The Company's Common Stock is quoted on the NASDAQ National Market under the symbol "NKID". The following table sets forth, for the periods indicated, the high and low sales prices per share for the Common Stock for each of the fiscal quarters indicated for Fiscal 2000 and for the fiscal year ended January 30, 1999 ("Fiscal 1999").

                                  High      Low

Fiscal 2000
     First Quarter              $  9.00    $ 6.13
     Second Quarter                7.63      4.13
     Third Quarter                 6.19      3.88
     Fourth Quarter                7.28      3.88

Fiscal 1999
     First Quarter              $  7.56    $ 3.75
     Second Quarter                7.38      5.00
     Third Quarter                 6.13      3.13
     Fourth Quarter               11.63      5.25

As of January 29, 2000 there were approximately 589 holders of record of Common Stock.

We have not paid cash dividends on our Common Stock since 1969, and we currently anticipate that we will retain all available funds generated by our operations for the development and growth of our business. Any future determination as to dividend policy will be made at the discretion of the Board of Directors of the Company and will depend on a number of factors, including the future earnings, capital requirements, financial condition and business prospects of the Company and such other factors as the Board of Directors may deem relevant. In addition, the Company's revolving credit agreement restricts the payment of dividends.

ITEM 6. SELECTED FINANCIAL DATA.

The selected financial data presented below reflects the consolidated results of operations, financial condition and operating data of the Company for the periods indicated. This data should be read in conjunction with the Consolidated Financial Statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this report. The consolidated financial data for the fifty-two weeks ended January 29, 2000, January 30, 1999, January 31, 1998, February 1, 1997, and fifty-three weeks ended February 3, 1996 are derived from the consolidated financial statements of the Company which have been audited by Janover Rubinroit, LLC, independent certified public accountants.

SELECTED FINANCIAL DATA
                                                    Fiscal Years Ended
                                      Jan. 29,    Jan. 30,   Jan. 31,   Feb. 1,   Feb. 3,
                                        2000       1999       1998      1997      1996
                                     (52 weeks) (52 weeks) (52 weeks)(52 weeks)(53 weeks)
                                              (In thousands except share data)

STATEMENT OF OPERATIONS DATA:
  Net Sales                          $135,038   $107,886    $81,664    $59,410   $32,143

  Net income (loss) from:
    Continuing operations (1)        $  9,683   $  3,752    $(1,918)  $(7,492)   $(5,272)
    Discontinued operations             1,550          -          -         -     (9,059)
    Cumulative effect of a change
     in accounting principle             (195)         -          -         -          -
      Net income (loss)              $ 11,038   $  3,752    $(1,918)  $(7,492)  $(14,331)

Basic earnings per share
  Continuing operations              $   1.27   $    .49    $  (.25)  $ (1.00)  $  (.99)
  Discontinued operations                0.20          -          -         -     (1.70)
  Cumulative effect of a change
   in accounting principle              (0.03)         -          -         -         -
    Net income (loss) per share      $   1.45   $    .49    $  (.25)  $ (1.00)  $ (2.69)

Diluted earnings per share
    Continuing operations            $   1.25   $    .49    $  (.25)  $ (1.00)  $  (.99)
    Discontinued operations              0.20          -          -         -     (1.70)
    Cumulative effect of a change
     in accounting principle            (0.03)         -          -         -         -

    Net income (loss) per share      $   1.42   $    .49    $  (.25)  $ (1.00)  $ (2.69)
Weighted average shares:
  Basic                                 7,603      7,588      7,580     7,488     5,320
  Diluted                               7,761      7,722      7,587     7,601     5,498

SELECTED OPERATING DATA (AT PERIOD END)
  Stores open                              58         42         32        31        22

BALANCE SHEET DATA:
  Working capital                    $ 15,300    $15,404    $15,977   $16,819   $14,031
  Total assets                         72,882     57,962     49,481    51,036    37,276
  Stockholders' equity                 48,700     37,612     33,781    35,699    27,080
  Long term obligations                   689        712        733       753         -
  Dividends per common share                -          -          -         -         -

In accordance with FASB No. 128, as a result of losses from continuing operations, the inclusion of stock options were antidilutive and, therefore, were not utilized in the computation of diluted earnings per share in fiscal years 1998, 1997 and 1996, respectively.

(1) Fiscal 2000 includes a net income tax benefit of $7,271 due to the recognition of our deferred tax asset.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS.

RESULTS OF OPERATIONS

Fiscal Year Ended January 29, 2000 compared to
Fiscal Year Ended January 30, 1999

Continuing operations:
Net sales increased a total of 25.1% to $135.0 million in Fiscal 2000 from $107.9 million in Fiscal 1999 due to the addition of sixteen new stores during Fiscal 2000 and ten new stores during Fiscal 1999. Sales in comparable stores increased 1% for the year. Sales on the internet were $0.9 million in Fiscal 2000, compared to $0.1 million in Fiscal 1999. Sales of Beanie Babies declined from approximately 13% of sales in Fiscal 1999 to approximately 7% of sales in Fiscal 2000. The Company operated 58 Noodle Kidoodle stores at January 29, 2000 compared to 42 Noodle Kidoodle stores at January 30, 1999.

Gross profit (derived from net sales less cost of products sold, which includes buying and warehousing costs) increased 23.1% to $52.3 million for Fiscal 2000 from $42.5 million in Fiscal 1999. Overall gross profit as a percent of sales ("gross profit percentage") decreased to 38.7% in Fiscal 2000 from 39.4% in Fiscal 1999. The decrease in gross profit percentage was primarily attributable to increased distribution costs this year. Distribution costs increased because the Company leased 65,000 square feet of additional warehousing space to supplement the storage capacity of its Phillipsburg, NJ distribution center, and also because as our store base expands, freight costs to more distant store locations increase.

Selling and administrative expenses increased $10.6 million or 27.3% to $49.4 million in Fiscal 2000 from $38.8 million in the prior year. $1.1 million of this increase is related to the costs of NoodleKidoodle.com, our internet subsidiary. Direct store expenses which consist of payroll, occupancy, advertising and other store operating expenses increased $9.2 million, primarily due to an increase in the store base. Home office expenses increased $0.8 million, including an increase of $0.4 million of store pre-opening costs. Selling and administrative expenses as a percent of net sales increased to 36.5% in Fiscal 2000 from 36.0% in the prior year, primarily as a result of the costs incurred in new stores and costs related to our internet activities.

Net interest expense in Fiscal 2000 was $0.5 million as compared to net interest income of $0.1 million in the comparable period in the prior year. The increase in interest expense of $0.6 million in Fiscal 2000 resulted primarily from an increase in borrowings under the Company's revolving credit facility.

Discontinued Operations:
In the third quarter ended October 30, 1999, the Company adjusted the estimated gain on disposal of its discontinued wholesale operations recognized in fiscal 1996. The adjustment resulted in an additional gain of $1.5 million, net of tax of $1.0 million. The additional gain arose from the sale of the Company's leasehold interest in its former distribution center in Birmingham, Alabama and the settlement of liabilities related to its discontinued operations. The leasehold interest in the Birmingham, Alabama distribution center was sold on November 15, 1999.

This year's results include the recognition of a deferred tax asset relating primarily to the Company's net operating loss carryforward. Recognizing this asset resulted in an income tax benefit of $7.3 million from continuing operations this year. At January 29, 2000, the Company had approximately $16.0 million of net operating loss carryforwards for tax purposes.

The cumulative effect of a change in accounting principle of $195,000, net of a tax benefit of $119,000 represents the write-off of unamortized pre-opening costs as a result of adopting SOP 98-5, "Reporting on the Costs of Start-Up Activities", in the first quarter of fiscal 2000. This accounting change requires the Company to expense on a current basis previously capitalized pre-opening costs.

Net income rose to $11.0 million ($1.42 per share) in Fiscal 2000 from net income of $3.8 million ($.49 per share) in the prior year.

Fiscal Year Ended January 30, 1999 compared to
Fiscal Year Ended January 31, 1998

Net sales increased a total of 32.1% to $107.9 million in Fiscal 1999 from $81.7 million in fiscal year ended January 31, 1998 ("Fiscal 1998").
Noodle Kidoodle sales increased $26.4 million or 32.4% to $107.9 million in Fiscal 1999 from $81.5 million in the prior year, primarily due to increased sales in comparable stores of 16%, the addition of ten new stores during Fiscal 1999 and one new store during Fiscal 1998. Other retail stores had $.2 million of sales in Fiscal 1998. The last Playworld store was closed on October 31, 1997. The Company operated 42 Noodle Kidoodle stores at January 30, 1999 compared to 32 Noodle Kidoodle stores at January 31, 1998.

Gross profit (derived from net sales less cost of products sold, which includes buying and warehousing costs) increased 35.8% to $42.5 million for Fiscal 1999 from $31.3 million in Fiscal 1998. Overall gross profit as a percent of sales ("gross profit percentage") increased to 39.4% in Fiscal 1999 from 38.3% in Fiscal 1998. The increase in gross profit percentage was primarily attributable to favorable product mix and the leveraging of buying and fixed warehousing costs over a larger sales base, offset by slightly higher variable warehousing costs.

Selling and administrative expenses increased $5.2 million or 15.5% to $38.8 million in Fiscal 1999 from $33.6 million in the prior year. Direct store expenses which consist of payroll, occupancy, advertising and other store operating expenses increased $4.4 million, due to change in the store base and higher sales levels. Home office expenses increased $.8 million. Selling and administrative expenses as a percent of net sales decreased to 36.0% in Fiscal 1999 from 41.1% in the prior year, primarily as a result of sales leveraging against the fixed portion of these costs.

Net income rose to $3.8 million ($.49 per share) in Fiscal 1999 from a net loss of $1.9 million ($.25 per share) in the prior year. The net income in Fiscal 1999 did not include a tax provision and the net loss in Fiscal 1998 did not include a tax benefit. At January 30, 1999, the Company had approximately $16.5 million of net operating loss carryforwards for tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

During the past three fiscal years the Company satisfied the cash requirements of its continuing retail operations principally through borrowings under its revolving credit facility and from internal cash balances. These cash requirements principally have included financing operating losses, working capital requirements and expenditures for new store openings.

                                              Fiscal Years Ended
                                        2000         1999         1998
                                                (In thousands)

Net cash provided by (used in)
 Operating activities:
  Continuing operations                $(4,134)     $ 6,215      $ 2,673
  Discontinued operations                  247          130       (1,252)
 Investing activities                   (9,835)      (7,315)      (1,637)
 Financing activities                    4,025           59          (18)

Net increase (decrease) in cash
 and cash equivalents                   (9,687)        (911)        (234)
Cash and cash equivalents -
 beginning of year                      10,188       11,099       11,333
Cash and cash equivalents -
 end of year                           $   491      $10,188      $11,099

During Fiscal 2000, the Company used $4.1 million of cash in its operating activities, primarily due to increases in working capital of $10.9 million (excluding borrowings under the Company's revolving credit facility), an increase in deferred tax assets of $6.4 million, and other items of $0.3 million, offset by net income of $9.7 million and non-cash charges of $3.8 million. The net increase in working capital was attributable to higher inventory levels as a result of opening sixteen new stores and an increase in average store inventories of $77 thousand per store at year-end. Cash provided by discontinued operations was $.2 million during the year. Net cash used in investing activities was $9.8 million, primarily to purchase
fixed assets for new stores.   Borrowings under the Company's revolving
credit facility increased by $4.0 million during the year. As a result of the foregoing, cash and cash equivalents decreased during the year by $9.7 million.

During Fiscal 1999, the Company generated $6.2 million of cash from operating activities, primarily from net income of $3.8 million and non-cash charges of $2.9 million, offset by increases in working capital of $.5 million. The net increase in working capital was attributable to higher inventory levels as a result of opening ten new stores. The net liabilities of discontinued operations increased $.1 million during the year. Net cash used in investing activities was $7.3 million, primarily to purchase fixed assets for new stores including $.7 million for stores scheduled to open in Fiscal 2000. As a result of the foregoing, cash and cash equivalents decreased during the year by $.9 million.
The Company maintains a revolving credit facility, effective through June 2000, with The CIT Group/Business Credit, Inc., which provides up to $15 million of available borrowings. This facility may be used for direct borrowings and letters of credit and may not exceed a certain percentage of, and is collateralized by, the Company's inventory, receivables and certain other assets. The agreement provides for an annual collateral management fee and commitment fee on the unused portion of the commitment. Outstanding borrowings bear interest, at the option of the Company, based on the prime rate or LIBOR. The agreement contains certain covenants which among other items, limits the payment of cash dividends when borrowings under the agreement are outstanding. As of January 29, 2000, $4.0 million of borrowings and $1.0 million of letters of credit were outstanding under the revolving credit facility.

The Company has obtained a commitment from its current lender to replace its expiring credit facility with a three year, $50 million dollar revolving credit facility. This commitment is subject to, among other things, the execution of a mutually acceptable agreement and completion of a satisfactory appraisal of the Company's inventory.

The Company expects to open approximately ten stores and to add a second distribution center during Fiscal 2001. The Company anticipates that its capital expenditures in Fiscal 2001 will be approximately $8.1 million.
The Company expects to meet these cash requirements through a combination of operating cash flows and borrowings from its revolving credit facility.

The Company has available net operating loss carryforwards of approximately $16.0 million for income tax purposes.

The Company expects to fund its near-term cash requirements principally by borrowing under its revolving credit facility. The Company expects to finance its long-term expansion plan with internally and externally generated funds, which may include borrowings under future credit facilities, and through the sale of equity, equity-related or debt securities. There can be no assurance that financing will be available in amounts, or at rates or on terms and conditions acceptable to the Company.

Seasonality
The Company's operations are highly seasonal and approximately 48% of its revenues fall within the Company's fourth quarter which coincides with the Christmas selling season. New stores are expected to be opened throughout the year, but generally before the Christmas selling season, which will make the Company's fourth quarter revenues an even greater percentage of the total year's revenues. Operations during the first three quarters are not expected to be profitable for the foreseeable future.

Impact of Inflation
The impact of inflation on the Company's results of operations has not been significant. The Company attempts to pass on increased costs by increasing product prices over time.

Year 2000 Compliance
Last year, the Company discussed the nature and progress of its plan to become year 2000 ready. In late 1999, the Company completed its remediation and testing of systems. As a result of those planning and implementation efforts, the Company experienced no significant disruptions in mission critical information technology and non-information technology systems and believes those systems successfully responded to the Year 2000 date change. The Company's expenditures in connection with remediating its systems were not material. The Company is not aware of any material problems resulting from Year 2000 issues, either with its internal systems, or with the products and services of third parties. The Company will continue to monitor its mission critical computer applications and those of its suppliers and vendors throughout the year 2000 to ensure that any latent Year 2000 matters that may arise are addressed promptly.

Cautionary statement pursuant to safe harbor provisions of the private securities litigation act of 1995

This report and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this report and the documents incorporated herein by reference, the words "anticipate", "believe", "estimate", and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements include, among others, the statements about the following: Our ability to provide a creative merchandise selection and superior customer service; our ability to service new and existing customers over the internet and the potential negative effects that selling our products on the internet could have on our existing store sales and on our existing base of customers; our ability to conduct our operations at a lower cost than that of our internet only competitors; our ability to profitably expand our store base; our ability to successfully bring our second distribution center on stream; our ability to replace our expiring credit facility; and our ability to complete the merger with Zany Brainy.

There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including, but not limited to, the following: a decline in general economic and business conditions and in the specialty retail or toy industry in particular; our inability to manage our growth, open new stores on a timely basis and expand in new and existing markets; our ability to successfully market and expand our internet shopping site; the availability of product and our ability to replenish product on a timely basis; our ability to successfully manage our inventory; unanticipated cash requirements to support current operations or expansion of our business; the availability and cost of additional capital to fund our operations and our ability to attract, train and retrain highly qualified associates. These and other risks and uncertainties affecting Noodle Kidoodle are discussed in greater detail in this report and in other fillings by the Company with the Securities and Exchange Commission.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS.

No response is required to this item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Reference is made to Item 14.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
        ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

                          PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Information with respect to directors and executive officers of the Company is incorporated herein by reference to the information set forth under the captions "Election of Directors", "Executive Officers", and "Compliance with Section 16(a) of the Exchange Act" in the Company's Proxy Statement for its 2000 Annual Meeting of Stockholders (the "2000 Proxy Statement").

ITEM 11. EXECUTIVE COMPENSATION.

Information with respect to executive compensation is incorporated herein by reference to the information set forth under the captions, "Committees, Meetings, and Director Compensation" and "Executive Compensation", excluding the information under the captions "Executive Compensation - Compensation and Stock Option Committee Report on Executive Compensation" and "Executive Compensation - Performance Graph", in the Company's 2000 Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT.

Information with respect to security ownership is incorporated herein by reference to the information set forth under the caption "Security Ownership" in the Company's 2000 Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Information with respect to certain relationships and related transactions is incorporated herein by reference to the information, if any, set forth under the caption "Certain Relationships and Related Transactions" in the Company's 2000 Proxy Statement.

                         PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES, AND REPORTS ON FORM 8-K.

(a) 1. Financial Statements                             Page

       Independent auditor's report                     F-1

       Consolidated balance sheets at January
         29, 2000 and January 30, 1999                  F-2

       Consolidated statements of operations for
         the years ended January 29, 2000,
         January 30, 1999 and January 31, 1998          F-3

       Consolidated statements of stockholders'
         equity for the years ended January 29,
         2000, January 30, 1999, and January 31,
         1998                                           F-4

       Consolidated statements of cash flows for
         the years ended January 29, 2000, January
         30, 1999,and  January 31, 1998                 F-5

       Notes to consolidated financial statements       F-6

All other schedules have been omitted because they are not applicable or the required information is shown in the financial statements or the notes thereto.

The individual financial statements and schedules of Registrant have been omitted since consolidated financial statements have been filed and Registrant is primarily an operating company and all subsidiaries included in the consolidated financial statements filed are wholly-owned subsidiaries.

Shareholders may obtain a copy of any exhibit not contained herein free of charge by writing to Kenneth S. Betuker, Vice President, Chief Financial Officer and Secretary, Noodle Kidoodle, Inc., 6801 Jericho Turnpike, Syosset, NY 11791.

3.  Index to Exhibits

 (a) The following documents are filed as Exhibits to this document:

  Exhibit
  Number    Description of Document

 3.1 Certificate of Incorporation of the Registrant currently in effect, with all amendments thereto
           (Incorporated by reference to Exhibit 3.1 to Registrant's Form S-1 Registration Statement
           (Commission File No. 33-65029), effective
           February 13, 1996)

 3.2      (New York) Certificate of Merger of Noodle
          Kidoodle, Inc., a New York corporation, into
          Noodle Kidoodle, Inc., a Delaware corporation
          (Incorporated by reference to Exhibit 3.2 to Registrant's Form S-1 Registration Statement
          (Commission File No. 33-65029), effective
          February 13, 1996)

 3.3      Agreement and Plan of Merger of Noodle Kidoodle,
          Inc., a New York corporation, and Noodle
          Kidoodle, Inc., a Delaware corporation
          (Incorporated by reference to Exhibit 3.3 to Registrant's Form S-1 Registration Statement
          (Commission File No. 33-65029), effective
          February 13, 1996)

 3.4 By-laws of Registrant (Incorporated by reference to Exhibit 3.4 to Registrant's Form S-1
          Registration Statement(Commission File No. 33-
          65029), effective February 13, 1996)

 3.5     (Delaware) Certificate of Merger of Noodle
         Kidoodle, Inc., a New York corporation into
         Noodle Kidoodle, Inc., a Delaware corporation
         (Incorporated by reference to Exhibit 3.5 to Registrant's Form S-1 Registration Statement
         (Commission File No. 33-65029), effective
         February 13, 1996)

 3.6 Plan of Merger of C.W.P.W., Inc., a Michigan corporation, into Noodle Kidoodle, Inc., a Delaware corporation (Incorporated by reference to Registrant's Annual Report on Form 10-K for fiscal year ended February 1, 1997.)

 3.7     Certificate of Ownership and Merger of C.W.P.W.,
         Inc., a Michigan corporation, into Noodle
         Kidoodle, Inc., a Delaware corporation
         (Incorporated by reference to Registrant's
         Annual Report on Form 10-K for fiscal year ended
         February 1, 1997.)

 3.8     Amended and Restated By-Laws dated November 12,
         1997 (Incorporated by reference to Exhibit 3.4 to Registrant's Form S-1 Registration Statement
         (Commission File No. 33-65029), effective
         February 13, 1996 and Registrant's Report on
         Form 8-K dated November 21, 1997)

 3.9     Amendment to Article I and II, Section 3 of the
         Amended and Restated Bylaws of the Registrant
         (Incorporated by reference to Registrant's
         Report on Form 8-K dated March 11, 1998 and
         August 31, 1998)

 4.1 Rights Agreement, dated as of May 1, 1998, between Registrant and Chase Mellon Shareholder
         Services, L.L.C., as Rights Agent (Incorporated by reference to Registrant's Report on Form 8-K dated March 11, 1998 and the exhibits filed therewith)

 4.2     Amendment to Rights Agreement dated as of April
         21, 2000 between Registrant and Chase Mellon
         Shareholder services, L.L.C.

 4.3*    Commitment letter from The CIT Group/Business
         Credit, Inc. for a secured committed credit facility.

 10.1    Outside Directors Stock
         Option Plan, dated April 26, 1994 (Incorporated by reference to Registrant's Form S-8
         Registration Statement (Commission File No. 33-
         82104), effective July 26, 1994 and the exhibits filed therewith)

 10.2 Employment Agreement by and between Registrant and Stanley Greenman dated as of February 1, 1998.

 10.3 Employment Agreement by and between Registrant and Stewart Katz dated as of February 1, 1998.

 10.4    Non-Contributory Insured Medical Reimbursement
         Plan (Incorporated by reference to Exhibit 10.05 to Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1993)

 10.5    Agreement and Plan of Merger dated February 1,
         1994 by and between Registrant and certain wholly-owned subsidiaries of the Registrant
         (Incorporated by reference to Exhibit 10.08 to Registrant's Annual Report on Form 10-K for fiscal year ended January 29, 1994)

 10.6 Amendment to Outside Directors Stock Option Plan, dated December 13, 1995 (Incorporated by reference to Exhibit 10.6 to Registrant's Form S-
         1 Registration Statement (Commission File No. 33-
         65029), effective February 13, 1996)

 10.8* Stock Incentive Plan dated April 26, 1994 as amended through November 16, 1999.

 10.9*  Agreement and Plan of Merger dated as of April 21,
        2000 among Noodle Kidoodle, Inc., Zany Brainy,
        Inc. and Night Owl Acquisition, Inc.*

 21.0   Subsidiaries of the Registrant
        NoodleKidoodle.com, L.L.C. (a Delaware limited liability company)

 27.0*  Financial Data Schedule


            *  Filed herewith


 (b) Reports on Form 8-K
     None

                       SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 NOODLE KIDOODLE, INC.
                                 (Registrant)

April 28, 2000              BY:  /s/Stanley Greenman
                                 Stanley Greenman
                                 Chairman of the Board,
                                 Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


/s/Stanley Greenman              /s/Robin Farkas
Stanley Greenman                 Robin Farkas, Director
Chairman of the Board,
Chief Executive Officer,
and Treasurer                    /s/Lester Greenman
(Principal Executive Officer)    Lester Greenman, Director


/s/Stewart Katz                  /s/Joseph Madenberg
Stewart Katz, President,         Joseph Madenberg, Director
Chief Operating Officer,
Assistant Secretary and Director
                                 /s/Melvin C. Redman
                                 Melvin C. Redman, Director
/s/Kenneth S. Betuker
Kenneth S. Betuker
Vice President,                  /s/Barry W. Ridings
Chief Financial Officer          Barry W. Ridings, Director
and Secretary
(Principal Financial and
Accounting Officer)              /s/Robert Stokvis
                                 Robert Stokvis, Director

                INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors of Noodle
Kidoodle, Inc.

We have audited the accompanying consolidated balance sheets of Noodle Kidoodle, Inc. and Subsidiaries as of January 29, 2000 and January 30, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended January 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Noodle Kidoodle, Inc. and Subsidiaries as of January 29, 2000 and January 30, 1999 and the results of their operations and cash flows for each of the years in the three year period ended January 29, 2000 in conformity with generally accepted accounting principles.

As discussed in Note 12 to the Consolidated Financial
Statements, the Company changed its method of accounting for start-up costs.

Janover Rubinroit, LLC


/s/ Janover Rubinroit, LLC
Garden City, New York
March 15, 2000

                 NOODLE KIDOODLE, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                 January 29, 2000 and January 30, 1999

                                                  January 29,   January 30,
                                                     2000          1999
                                             (In thousands except share data)
                                ASSETS

Current assets:
 Cash and cash equivalents                        $   491        $10,188
 Merchandise inventories                           33,610         21,074
 Prepaid expenses and other current assets          3,244          3,780
 Deferred income taxes                              1,448              -

  Total current assets                             38,793         35,042

Property, plant and equipment at cost              41,874         32,138
 Less accumulated depreciation                     12,943          9,238
                                                   28,931         22,900

Other assets
  Deferred income taxes                             4,992              -
  Other                                               166             20
                                                    5,158             20

Total Assets                                      $72,882        $57,962


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current maturities of long-term debt            $  4,019        $    21
 Trade accounts payable                             9,498          8,576
 Accrued expenses and taxes                         9,976          9,738
 Net liabilities of discontinued operations             -          1,303

  Total current liabilities                        23,493         19,638

Long-term debt                                        689            712

Deferred income taxes                                   -              -

Minority interest                                       -              -

Commitments and contingencies                           -              -

Stockholders' equity:
 Preferred stock-authorized 1,000,000 shares,
  par value $.001 (none issued)                         -              -
 Common stock-authorized 15,000,000 shares,
  par value $.001; issued 8,506,901 shares              9              9
 Capital in excess of par value                    43,097         43,087
 Retained earnings (deficit)                        9,291         (1,747)
                                                   52,397         41,349
 Less treasury stock, at cost, 901,261 and
  910,861 shares, respectively                      3,697          3,737

  Total stockholders' equity                       48,700         37,612

Total Liabilities and Stockholders' Equity        $72,882        $57,962

The accompanying notes are an integral part of the financial statements.

                         NOODLE KIDOODLE, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                For the Fiscal Years Ended
                January 29, 2000, January 30, 1999 and January 31, 1998



                                            January 29,    January 30,    January 31,
                                               2000           1999           1998
                                              (In thousands except share data)

Net sales                                    $135,038       $107,886       $81,664

Costs and expenses:
 Cost of products sold including
  buying and warehousing costs                 82,770         65,405        50,388
 Selling and administrative expenses           49,356         38,804        33,552
                                              132,126        104,209        83,940

 Operating income (loss)                        2,912          3,677        (2,276)
Interest income                                   116            269           448
Interest expense                                 (616)          (194)          (90)

 Income (loss)from continuing
  operations before income taxes                2,412          3,752        (1,918)

Income taxes (benefit)                         (7,271)            -             -
Minority interest                                   -              -             -
 Income (loss) from continuing operations       9,683          3,752        (1,918)

Gain on disposal of discontinued operation,
 net of income taxes of $950                    1,550              -             -

 Net income (loss) before cumulative
  effect of change in accounting principle     11,233          3,752        (1,918)

Cumulative effect of change in accounting
 principle, net of income taxes (benefit)
 of $(119)                                       (195)             -             -

  Net income (loss)                           $11,038         $3,752       $(1,918)

Basic income (loss) per share:
  Continuing operations                       $  1.27         $  .49       $  (.25)
  Discontinued operations                         .20              -             -
  Cumulative effect of change in
   accounting principle                          (.03)             -             -
                                              $  1.45         $  .49       $  (.25)

Diluted income (loss) per share:
  Continuing operations                       $  1.25         $  .49       $  (.25)
  Discontinued operations                         .20              -             -
  Cumulative effect of change in
   accounting principle                          (.03)             -             -
                                              $  1.42         $  .49       $  (.25)




The accompanying notes are an integral part of the financial statements.


                          NOODLE KIDOODLE, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                For the Fiscal Years Ended
                 January 29, 2000, January 30, 1999, and January 31, 1998
                                   (In thousands)

                                                   Capital in  Retained   Treasury Stock
                                     Common Stock   Excess of  Earnings     (at Cost)
                                    Shares  Amount  Par Value  (Deficit)  Shares   Amount

Balance - February 1, 1997          8,504  $    9    $43,063   $ (3,581)    924    $3,792
 Net loss for the year                  -       -          -     (1,918)      -         -

Balance - January 31, 1998          8,504       9    $43,063   $ (5,499)    924    $3,792

 Exercise of stock options              3       -         24          -     (13)      (55)
 Net income for the year                -       -          -      3,752       -         -

Balance - January 30, 1999          8,507       9     43,087     (1,747)    911     3,737

Exercise of stock options               -       -         10          -     (10)      (40)
Net income for the year                 -       -          -     11,038       -         -

Balance - January 29, 2000          8,507  $    9    $43,097   $ 9,291      901   $ 3,697





The accompanying notes are an integral part of the financial statements.

                          NOODLE KIDOODLE, INC. AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                               For the Fiscal Years Ended
               January 29, 2000, January 30, 1999 and January 31, 1998
                                    (In thousands)

                                              January 29,     January 30,     January 31,
                                                 2000            1999            1998

Continuing Operations:
Cash flows from operating activities:
 Net income (loss) from continuing operations  $ 9,683         $ 3,752         $(1,918)
 Adjustments to reconcile to net cash
  provided (used):
    Depreciation                                 3,787           2,932           2,490
    Deferred income taxes                       (6,440)              -               -
    Loss on disposal of fixtures and equipment      17               -             243
    Cumulative effect of accounting change        (195)              -               -
    Decrease (increase) in non-cash
     working capital accounts:
      Merchandise inventories                  (12,536)         (4,253)            497
      Prepaid expenses and other current assets    536            (756)           (272)
      Trade accounts payable                       922           2,528             999
      Accrued expenses and taxes                   238           2,012             634
      Increase in other assets                    (146)              -               -

 Net cash provided by (used in) continuing
  operations                                    (4,134)          6,215           2,673
Discontinued Operations:
 Net gain from disposal of discontinued
  operating activities                           1,550               -               -

 Decrease (increase) in non-cash working
  capital accounts                              (1,303)            130          (1,252)

 Net cash provided by (used in)
  discontinued operations                          247             130          (1,252)

 Net cash provided by (used in) operating
  activities                                    (3,887)          6,345           1,421

Cash flows from investing activities:
 Property additions                             (9,835)         (7,318)         (1,664)
 Other                                               -               3              27

 Net cash used in investing activities          (9,835)         (7,315)         (1,637)

Cash flows from financing activities:
 Proceeds from line of credit                   53,326               -               -
 Payments on line of credit                    (49,330)              -               -
 Maturities of long-term debt                      (21)            (20)            (18)
 Exercise of employee options                       50              79               -

  Net cash provided by (used in) financing
  activities                                     4,025              59             (18)

  Net increase (decrease) in cash and cash
  equivalents                                   (9,697)           (911)           (234)
  Cash and cash equivalents - beginning of
   year                                         10,188          11,099          11,333

  Cash and cash equivalents - end of year      $   491         $10,188         $11,099

Supplemental cash flow information:
  Net cash paid during the year for:
  Interest expense                             $   617         $   195         $    91
  Income taxes, net                                -           -                -

The accompanying notes are an integral part of the financial statements.

             NOODLE KIDOODLE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES:

The following summary of the Company's major accounting policies is presented to assist in the interpretation of the financial statements.

Principles of consolidation
The consolidated financial statements include the accounts of the parent company and all majority owned subsidiary and partnership companies. All significant intercompany balances and transactions are eliminated in consolidation. The Company and its subsidiaries are on a 52-53 week accounting period ending on the Saturday closest to January 31. The fiscal years for the financial statements presented all consist of 52 week periods.

The Company has reported 100% of its majority owned partnership's loss for the year since the minority interest is limited to the extent of its equity capital. Should the losses reverse in subsequent years, the Company will be credited with the amount of minority interest losses previously absorbed before credit is made to the minority interest.

Description of business
The Company is in one business segment, a specialty retailer of a broad assortment of educationally oriented, creative and non-violent children's products, including toys, books, games, video and audio tapes, computer software, crafts, and other learning products, and follows the requirements of SFAS No. 131.

Revenue recognition
Revenue is recognized at the point of sale to retail customers.

Cash and cash equivalents
All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. The Company places its temporary cash investments in high grade instruments with high credit quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution.

Inventories
Inventories are stated at the lower of cost (first-in, first-out) or market.

Earnings per share
Basic earnings per share has been computed based on the average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options, calculated using the treasury stock method.

Property, plant and equipment
Plant and equipment is stated at cost and is depreciated on a straight-line basis over estimated useful lives. Repairs and maintenance are charged to expense as incurred; renewals and betterments, which significantly extend the useful lives of existing plant and equipment, are capitalized.

Leasehold improvements are amortized over the terms of the respective leases or over their useful lives, whichever is shorter. Useful lives of other plant and equipment vary among the classifications, but range for buildings and improvements from 10-40 years and for fixtures and equipment from 4-10 years.

Store Pre-opening Costs
Pre-opening costs incurred at new store locations are charged to expense as incurred in accordance with AICPA statement of position 98-5.

Income taxes
The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Fair value disclosures
The carrying amounts of cash and cash equivalents, other current assets, accounts payable and other current liabilities approximates fair value because of the short term maturity of these instruments. The stated value of long-term debt, including current maturities, approximates fair value.


NOTE 2 - DISCONTINUED OPERATIONS:

During the third quarter of fiscal 2000, the Company adjusted the estimated gain on disposal of its discontinued wholesale operations recognized in fiscal 1996. The adjustment, resulting in an additional net gain on disposal of discontinued operations of $1,550 net of income taxes of $950, arose from the sale of the Company's leasehold interest in its former distribution center in Birmingham, Alabama and the finalization of liabilities related to its discontinued wholesale operations.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT:

                                  Fiscal Years Ended
                              January 29,    January 30,
                                 2000           1999
                                   (In thousands)

Land                            $   272        $   272
Building and improvements         1,986          1,896
Fixtures and equipment           19,621         14,839
Leasehold improvements           19,995         15,131
                                 41,874         32,138

Less accumulated depreciation   (12,943)        (9,238)
                                $28,931        $22,900

NOTE 4 - ACCRUED EXPENSES AND TAXES:

                                 Fiscal Years Ended
                             January 29,     January 30,
                                2000            1999
                                    (In thousands)

Payroll and related benefits   $1,372          $1,721
Rent and occupancy              2,600           2,051
Insurance                         193             226
Advertising                     1,286           2,103
Fixtures and equipment            256             302
Other                           4,269           3,335
                               $9,976          $9,738


NOTE 5 - LONG-TERM DEBT:

Long-term debt consists of the following:

                                    Fiscal Years Ended
                                 January 29,  January 30,
                                    2000         1999
                                      (In thousands)

Revolving credit facility          $3,996       $  -

8% unsecured promissory note,
 due in quarterly installments
 through 2016                         712        733
                                    4,708        733
Less current maturities             4,019         21
                                   $  689       $712

The Company has a revolving credit agreement which provides for maximum borrowings of up to $15 million until June 27, 2000. Borrowings may not exceed certain percentages of, and are collateralized by, inventories, receivables, and certain other assets. The agreement provides for an annual collateral management fee and a commitment fee on the unused portion of the commitment. Outstanding borrowings bear interest, at the option of the Company, based on the prime rate or LIBOR. Interest rates on borrowings ranged from 7.75% to 8.50% during the year. The agreement contains certain covenants which among other items, limits the payment of cash dividends when borrowings under the agreement are outstanding.

Annual maturities of long-term debt during the next five years are $4,019,000, $25,000, $26,000, $28,000 and $31,000.

NOTE 6 - COMMITMENTS AND CONTINGENCIES:

Minimum annual commitments under non-cancelable leases in effect at January 29, 2000 are as follows (in thousands):

2001                        $ 14,821
2002                          14,936
2003                          14,724
2004                          14,714
2005                          14,383
Thereafter                    51,419
                            $124,997

At January 29, 2000, the Company and its subsidiaries were lessees of office and warehouse space, stores and transportation equipment under various leases. In addition to fixed rents and rentals based on sales, certain of the leases require the payment of taxes and other costs. Some leases include renewal options.

Rental expense (income) for operating leases was as follows:

                                  Fiscal Years Ended
                         January 29,  January 30,  January 31,
                            2000         1999         1998
                                    (In thousands)

Minimum rentals           $10,310      $ 7,853      $6,979
Taxes and other costs       3,438        2,775       2,637
Sublease rentals             (133)         (73)          -
                          $13,615      $10,555      $9,616

Litigation
The Company is not party to any legal proceedings other than claims and lawsuits arising in the normal course of its business which, in the opinion of the Company's management, are not individually or in the aggregate material to its business.

Employment agreements
The Company has employment agreements with certain officers. Those agreements provide for minimum salary levels as well as for incentive bonuses which are payable if specified performance goals are attained.

NOTE 7 - CAPITAL STOCK:

Preferred stock
The Company has 1,000,000 authorized (none-issued) shares of preferred stock, par value $0.001, consisting of 440,000 shares of Series A Junior Participating Preferred reserved for use under the Stockholders' Rights Plan and the remainder for other unspecified purposes.

Stockholders' Rights Plan
On March 11, 1998, the Board of Directors of the Company adopted a new Stockholder Rights Plan (the "Plan") to succeed the Stockholder Rights Plan that expired on May 15, 1998. Under the terms of the Plan, which expires on May 15, 2008, the Company declared a dividend of one preferred stock purchase right for every outstanding share of common stock to stockholders of record on May 15, 1998. The rights are exercisable, if not previously redeemed, under certain circumstances involving actual or potential acquisitions of 15% or more of the outstanding common stock of the Company. Each right represents a right to buy from the Company 1/100th of a share of Series A Junior Participating Stock, par value $.001, at a price of $25.00, subject to certain anti-dilution adjustments. The rights are redeemable by the Company at a redemption price of $.001 per right.

NOTE 8 - STOCK OPTIONS:

Stock Incentive Plan
The Company's Stock Incentive Plan (the "Plan") for key employees, directors and consultants provides for the granting of stock options, stock appreciation rights (SAR's), dividend equivalent rights, restricted stock, unrestricted stock and performance shares and is administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company. The Plan provides for automatic increases in the number of shares available for issuance under the plan of 2% per year of the total outstanding shares of common stock at the end of the immediately preceding year. In no event may the sum of the number of shares subject to then outstanding awards under all of the Company's stock-based incentive plans ("Stock Plans") and the shares then available for future awards under the Stock Plans exceed 15% of the number of then outstanding shares of Common Stock, together with the shares subject to the then outstanding awards under the Stock Plans and the shares then available for future awards under the Stock Plans.

Under the terms of the Plan, options granted may be either non-qualified or incentive stock options and the exercise price, determined by the Committee, shall be at least 75% (100% in the case of an incentive stock option) of the fair market value of a share on the date of grant. SAR's may be granted (subject to specified restrictions) in connection with all or any part of, or independently of, any option granted under the Plan. No SAR's, dividend equivalent rights, restricted stock, unrestricted stock or performance shares have been granted to date under the Plan. Options granted under the Plan are exercisable in installments; however, no options are exercisable within one year or later than ten years from the date of grant.

Stock option plan for outside directors
The Company's Outside Directors Stock Option Plan reserves 125,000 shares of common stock for the issuance of stock options related to this plan.
The Stock Option Plan for Outside Directors provides that upon the initial election to the Board, each eligible director is granted an option to purchase 5,000 shares of common stock and 6,000 shares each year thereafter at the fair market value on the date of grant. The options have a term of five years and become exercisable 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. The Outside Directors Stock Option Plan expired in April, 1999, and there will be no future grants under this plan.

The following summary sets forth the activity under the Company's stock incentive plans:

                                                    Weighted Average
                                        Shares       Exercise Price

Outstanding at February 1, 1997         630,859          $5.81
  Granted                               247,000           3.39
  Exercised                                   -              -
  Terminated                           (358,034)          5.36

Outstanding at January 31, 1998         519,825           4.97
  Granted                               291,600           4.83
  Exercised                             (16,400)          4.82
  Terminated                            (67,900)          5.26

Outstanding at January 30, 1999         727,125           4.92
  Granted                               311,500           5.12
  Exercised                              (9,600)          5.12
  Terminated                            (97,200)          5.77

Outstanding at January 29, 2000         931,825          $4.90

Options exercisable at:
  January 29, 2000                      358,944          $5.16
  January 30, 1999                      232,913           5.56
  January 31, 1998                      141,406           6.01

Available for grant at:
  January 29, 2000                       85,657
  January 30, 1999                      198,036
  January 31, 1998                      128,800

The following table summarizes information concerning currently outstanding and exercisable options:

           Outstanding Options                        Options Exercisable

                              Weighted
                              Average       Weighted             Weighted
Range of           Number     Remaining     Average    Number    Average
Exercise           Out-       Contractual   Exercise   Exer-     Exercise
 Prices            standing   Life          Price      cisable   Price

$ 3.00 - $ 5.00    609,825       3.57        4.07      161,693    3.64

$ 5.01 - $10.00    317,000       3.20        6.39      192,251    6.23

$10.01 - Up          5,000       5.75       13.13        5,000   13.13
                   931,825                             358,944


The Company has adopted the disclosure only provisions of SFAS No. 123, "Accounting For Stock Based Compensation", and, accordingly, no compensation cost has been recognized for the stock option plans. The fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

                                          Fiscal Years Ended
                              January 29,     January 30,    January 31,
                                 2000            1999            1998

Expected life (years)            5              5              5
Risk-free interest rate          6.77%          4.55%          6.0%
Expected volatility             53.8%          50.1%          44.7%
Dividend yield                   0.0%           0.0%           0.0%

Had compensation for options granted in Fiscal 2000, 1999 and 1998 been determined consistent with SFAS No. 123, the Company's net income (loss) and net income (loss) per share would approximate the pro-forma amounts indicated below.

                                          Fiscal Years Ended
                              January 29,     January 30,    January 30,
                                 2000            1999           1998
                                  (In thousands except share data)

Net income (loss)               $10,721         $3,546          $(2,042)
Basic income (loss) per share   $  1.41         $  .47          $  (.27)
Diluted income (loss) per
 share                          $  1.38         $  .46          $  (.27)

The effects of applying SFAS No. 123 in this pro-forma disclosure are not indicative of future effects. SFAS No. 123 does not apply to awards prior to Fiscal 1996, and additional awards in future years are anticipated.

The weighted average fair value of options granted was $2.77, $2.27, and $1.61 for Fiscal 2000, 1999 and 1998 respectively.

NOTE 9 - TAXES ON INCOME:

Income taxes (benefit) consist of the following:

                                            Fiscal Years Ended
                                   January 29,  January 30, January 31,
                                      2000         1999        1998
                                             (In thousands)

Current:
  Federal                           $   20       $ 100        $    -
  State and local                        -           -             -

                                        20         100             -
Deferred                               (20)       (100)            -
                                         -           -             -

Decrease in valuation allowance     (7,271)          -             -
Continuing operations               (7,271)          -             -

Discontinued operations                950           -             -
Cumulative effect of change in
 accounting principle                 (119)          -             -

                                   $(6,440)     $    -       $     -

A reconciliation of the statutory federal income tax rate attributable to income (loss) from continuing operations to the effective income tax rate is as follows:

                                            Fiscal Years Ended
                                   January 29,  January 30, January 31,
                                      2000         1999        1998
                                             (In thousands)

Federal at statutory rates            34%          34%         (34)%
State and local taxes
  net of federal tax benefits          4            4           (4)
Losses with no current tax
  benefit                              -            -           38
Utilization of loss carryforwards    (38)         (38)           -
Decrease in valuation allowance     (301)           -            -
                                    (301)%          -%           -%

Deferred income taxes result from temporary differences in the recognition of revenue and expense for tax and financial statement purposes. The components of deferred tax assets (liabilities) consist of the following:

                                         Fiscal Years Ended
                                      January 29,  January 30,
                                         2000         1999
                                           (In thousands)

Net operating loss carryforward         $6,042       $6,282
Capitalizable inventory costs              566          342
Discontinued operations                      -          711
Allowance for doubtful accounts              -          485
Restructured operations and other          487          680

 Gross deferred tax assets               7,095        8,500

Depreciation                              (655)        (827)

 Gross deferred tax liabilities           (655)        (827)

 Net deferred tax assets                 6,440        7,673

Valuation allowance                          -        7,673

Net tax assets                          $6,440       $    -

Valuation allowances, primarily attributable to the Federal net operating loss carryforward, were established in fiscal 1996 through 1998 in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes". The Company reversed $6,440 of the valuation allowance in the current fiscal year based on management's assessment that it is more likely than not that the net deferred tax assets will be realized through future taxable earnings.

The Company has available net operating loss carryforwards of approximately $16.0 million which expire between 2011 and 2013 and alternative minimum tax credit carryovers of approximately $100 thousand which can be carried forward indefinitely.

NOTE 10 - EMPLOYEE RETIREMENT PLANS:

The Company has a 401-k savings plan designed to provide additional financial security during retirement by providing eligible employees with an incentive to make regular savings contributions. The Company previously matched 10% of the first 4% of compensation contributed by the employee. Effective during fiscal year 2000, the Company's matching contribution increased to 25% of the first 5% of compensation contributed.

The Company also has a non-qualified deferred compensation program which permits key employees to defer a portion of their compensation until their retirement.

NOTE 11 - EARNINGS PER SHARE:

The following table sets forth the computation of basic and diluted income
(loss) per share from continuing operations:

                                               Fiscal Years Ended
                                     January 29,  January 30,   January 31,
                                        2000         1999          1998
                                       (In thousands except share data)

Numerator
  Net income (loss) from continuing
    operations - numerator for
    basic and diluted income (loss)
    per share                          $9,683      $  3,752     $ (1,918)

Denominator
  Denominator for basic income (loss)
    per share - weighted average
    shares                              7,603         7,588        7,580

  Effect of dilutive securities -
    employee stock options                158           134            7

    Denominator for diluted
      earnings per share -
      weighted average shares
      and dilutive potential
      common shares                     7,761         7,722        7,587

Income (loss) per share - continuing
  operations:

  Basic                                $ 1.27      $    .49      $  (.25)

  Diluted                              $ 1.25      $    .49      $  (.25)

In accordance with SFAS No. 128, as a result of losses from continuing operations in fiscal 1998, the inclusion of stock options were antidilutive and, therefore, were not utilized in the computation of diluted earnings per share.

NOTE 12 - ACCOUNTING CHANGE:

In the first quarter of fiscal 2000, the Company adopted Statement of Position ("SOP") 98-5, "Reporting on The Costs of Start-Up Activities". The change involved expensing store pre-opening costs as incurred. Previously, the Company capitalized such costs and amortized them over the first twelve months of a store's operations.

NOTE 13 - INTERIM FINANCIAL DATA (UNAUDITED):

                                          First     Second       Third       Fourth
                                         Quarter    Quarter     Quarter     Quarter
                                              (In thousands except share data)

Fiscal Year Ended January 29, 2000:
  Sales                                  $22,890   $20,795      $27,205     $64,148
  Gross profit                             8,990     8,229       10,522      24,527
  Net income (loss):
    Continuing operations                 (1,054)   (3,339)      (2,996)     17,072
    Discontinued operations                    -         -        2,500        (950)
    Accounting change                       (314)        -            -         119

      Net income (loss)                  $(1,368)  $(3,339)     $  (496)    $16,241

  Basic income (loss) per share:
    Continuing operations                $  (.14)  $  (.44)     $  (.39)    $  2.24
    Discontinued operation                     -         -          .33        (.12)
    Accounting change                       (.04)        -            -         .02

      Net income (loss)                  $  (.18)  $  (.44)     $  (.06)    $  2.14

  Diluted income (loss) per share:
    Continuing operations                 $ (.14)  $  (.44)     $  (.39)    $  2.21
    Discontinued operations                    -         -          .33        (.12)
    Accounting change                       (.04)        -            -         .01

      Net income (loss)                   $ (.18)   $ (.44)     $  (.06)    $  2.10

  Weighted average shares:
    Basic                                  7,599     7,604        7,604       7,605
    Assuming dilution                      7,852     7,770        7,681       7,740

Fiscal Year Ended January 30, 1999:
  Sales                                  $18,045    $18,431     $22,670     $48,740
  Gross profit                             7,015      7,342       8,854      19,270
  Net income (loss)                      $(1,049)   $(1,525)    $(1,554)    $ 7,880

Net income (loss) per share:
  Basic                                  $  (.14)   $  (.20)    $  (.20)    $  1.04
  Assuming dilution                      $  (.14)   $  (.20)    $  (.20)    $  1.00

Weighted Average Shares:
  Basic                                    7,580      7,587       7,592       7,594
  Assuming dilution                        7,670      7,699       7,661       7,860

In accordance with SFAS 128, as a result of net losses, the inclusion of stock options were antidilutive and, therefore, were not utilized in the computation of diluted loss per share in quarters with a net loss.

The Company's sales are highly seasonal. Net income (loss) per share calculations for each of the quarters are based on the weighted average number of shares outstanding for each period and the sum of the quarters may not necessarily be equal to the full year income (loss) per share amount.

Fiscal 2000 interim financial data reflects the effect in the fourth quarter of reversing the valuation allowance against deferred tax assets based on management's assessment that it is more likely than not that the deferred tax assets will be realized through future taxable earnings.

Exhibit  4.2

RIGHTS AGREEMENT

        AMENDMENT dated as of April 21, 2000 (this "Amendment") between Noodle Kidoodle, Inc., a
Delaware corporation (the "Company") and ChaseMellon Shareholder Services, L.L.C. (the "Rights
Agent").

        WHEREAS, the above-mentioned parties have previously entered into that certain Rights
Agreement dated as of May 1, 1998 (the "Rights Agreement");

        WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (the "Merger
Agreement") dated as of April 21, 2000 among Zany Brainy, Inc., a Delaware corporation, Night Owl
Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Zany Brainy, Inc. ("Merger
Sub"), and the Company, pursuant to which Merger Sub will merge with and into the Company (the
"Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of its stockholders that the transactions contemplated by the Merger Agreement be consummated;

        WHEREAS, Section 2.26 of the Merger Agreement provides that the Board of Directors of the
Company has amended the Rights Agreement to render it inapplicable to the transactions contemplated by the Merger Agreement;

        WHEREAS, the above-mentioned parties wish to amend the Rights Agreement in the manner set forth below.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.     All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Rights Agreement, and each reference in the Rights Agreement to "this
Agreement," "hereof," "herein," "hereunder" or "hereby" and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby.  All references to the Agreement in any other agreement between or among any of the parties hereto relating to the transactions contemplated by the
Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

        2.     The definition of "Acquiring Person" in Section 1(a) is hereby amended by adding the following to the end of paragraph (i) of such definition:

"In addition, no person shall become an Acquiring Person by reason or as a result of the execution of that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 21, 2000 among Zany
Brainy, Inc., Night Owl Acquisition, Inc., and the Company or the consummation of the merger (the
"Merger") of Night Owl Acquisition, Inc. with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement or consummation of any other transactions contemplated by the Merger Agreement."

        3.     The definition of "Distribution Date" in Section 1(l) is hereby amended by adding the following to the end of such definition:

"No Distribution Date shall occur by reason or as a result of the execution of the Merger Agreement or the consummation of the Merger or any other transactions contemplated by the Merger Agreement."

        4.     This Amendment shall be governed by and construed in accordance with the laws of the
State of Delaware.

                                  1

        5.     This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        6.     Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    NOODLE KIDOODLE, INC.


                                    By:/s/Stanley Greenman
                                            Name: Stanley Greenman
                                            Title: Chairman chief Executive Officer

Attest:

/s/Kenneth S. Betuker
Name: Kenneth  S. Betuker
Title: Secretary and Chief Financial Officer


[Corporate Seal]

                                    CHASEMELLON SHAREHOLDER SERVICES, INC.


                                    By:/s/Laura R. Picone
                                            Name:Laura R. Picone
                                            Title:Vice President

Attest:

/s/Selwyn Crawford
Name:Selwyn Crawford
Title:Relationship Manager


[Corporate Seal]










Exhibit   4.3

April 4, 2000

Noodle Kidoodle, Inc.
6801 Jericho Tnpk., Suite 100
Syosset, New York 11791

Dear Mr. Kenneth S. Betuker:

It has been a pleasure working with you to provide Noodle Kidoodle, Inc. (the
"Borrower") with an accommodation to refinance present debt, and to provide working capital loans thereafter.  In connection therewith, The CIT Group/Business Credit, Inc.
(the "Lender") is pleased to inform you that we have approved a secured committed credit facility to the Borrower in an amount up to $60,000,000 ("Line of Credit"), consisting of, and subject to, the following:

Revolving Line of Credit

    1.  A revolving Line of Credit (the "Revolving Line of Credit") evidenced by a
Financing Agreement ("Agreement") providing for revolving advances
("Revolving Loans") up to the lesser of (i) the lesser of x) sixty-five percent (65%) of eligible inventory during the period 1/1-7/31 and seventy-five percent (75%) of eligible inventory during the period 8/1-
12/31, or y) $50,000,000 in the aggregate at any time. After giving effect to all Revolving Loans and Letters of Credit to be extended at closing, the Borrower's excess revolving loan availability, at the closing only, shall be in amount as indicated on the Borrower's 12 month cash budget projection. Such requirement contemplates that all of the Borrower's debts, obligations and payables are then current in accordance with its usual business practices.

                                 1

Letter of Credit Subline

    2. Within the Revolving Line of Credit the Lender will assist the Borrower in opening up to $15,000,000 at any time of documentary and/or standby letters of credit. All letters of credit shall be reserved from availability.

Term

    3. The Agreement shall have an initial term of three years with automatic annual renewals thereafter (each an "Anniversary Date") unless terminated by the Lender on the initial Anniversary Date or any subsequent Anniversary Date and then only upon sixty (60) days prior notice.

Interest Rates and Fees

   4.   Interest will be computed and payable monthly on: (i) all outstanding
Revolving Loans less than $20,000,000, at a rate equivalent to the Chase Bank Rate or at the Borrower' option, Libor plus two percent
(2.00%) or (ii) if the outstanding loan is greater than $20,000,000, at a rate equivalent to the Chase Bank Rate or at the Borrower' option, Libor plus two and one quarter of one percent (2.25%). The Chase Bank Rate is the rate of interest per annum announced by Chase Bank from time to time as its prime rate in effect at its principal office in the City of New
York.  Such rate is not intended to be the lowest rate charged by Chase
Bank to its borrowers. The Borrowers may elect to use Libor provided i) the Borrowers give the Lender three business days prior notice of such election and ii) there is then no unwaived or uncured default under the Agreement. In no event may the Borrowers have more than four (4)
Libor elections at any one time. Upon the Borrowers' election of a Libor option, the Borrowers shall specify a one, two, three or six month Libor period.

Collections will be credited to the Borrower's account upon the Lender's receipt of good funds at its bank account in New York, New York.

    5. In addition to passing along all charges imposed on the Lender by the letter of credit issuing bank, the Lender shall earn a fee equal to:

(a) 1.0% per annum of the face amount of each documentary letter of credit, payable on date of issuance; and

                                      2

(b) 1.0% per annum, payable monthly, on the face amount of each standby letter of credit.

6. A Line of Credit Fee, payable at the end of each month, of three eighths of one percent (3/8%) per annum computed on the difference between the Revolving Line of Credit and the sum of (i) the average daily
Revolving Loan balance due the Lender plus (ii) the average daily balance of outstanding letters of credit.

7. A Collateral Management Fee of $35,000 per year, payable on the date of closing and annually thereafter.

    8.  A $100,000 Loan Facility Fee payable at closing.

    9. The Borrower may terminate the Agreement at any time. However, should the Borrower terminate the Agreement, prior to an Anniversary
Date, the Lender shall earn an Early Termination Fee determined by multiplying the Revolving Line of Credit by (i) one percent (1%) per annum if the Agreement is terminated on or prior to year 1, (ii) one half of a percent (0.50%) per annum if the Agreement is terminated after year
1 and on or prior to year 2.

Collateral

  10. To secure the obligations due the Lender by the Borrowers, the Borrowers will grant the Lender a first and exclusive lien on all of the Borrowers' present and future accounts receivable, inventory, general intangibles and other current assets of the Borrowers, and the proceeds of each of the foregoing.

                                   3

Covenants

  11. The Agreement will contain such warranties, representations, affirmative and negative covenants and events of default as are customary for the Lender in financing transactions of this type. The Borrower will maintain a minimum tangible net worth at all times. The Borrower will provide to the Lender, among other things, monthly interim financial statements and year-end statements. Such year end statements must be certified by an independent public accountant mutually acceptable to each of the Lender and the Borrower.

Out of Pocket Expenses

  12. The Borrower shall reimburse the Lender (whether or not this transaction is consummated) for all of Lender's out-of-pocket costs and expenses
(including reasonable fees and expenses of outside legal counsel and travel, lodging and similar expenses of Lender's personnel in inspecting and monitoring collateral) incurred in connection with the Agreement, including, but not limited to, those incurred by the Lender in connection with the preparation, execution and closing of this financing transaction, and the perfection of liens and security interests.

Conditions of Closing

  13. The foregoing is furnished as a means of affording the Borrower a guide to, and an outline of, the material terms and conditions of the commitment. Moreover, you appreciate that the foregoing is subject to:

(a) successful completion of all the above items;

(a) the execution and delivery of appropriate legal documentation which must be satisfactory in form and substance to each of the Borrower and the Lender and to their respective counsels;

(b) the Lender's satisfaction with the financial condition of the Borrower and an updated examination of the books and records of the Borrower;

                                   4

(d) the absence of any material adverse change in the financial condition, business, prospects, profitability, assets or operations of the Borrower. It is understood and agreed that any adverse change in the terms, conditions, assumptions or projections supplied to the Lender by the Borrower and on which the Lender based its decision to issue this letter may, in the Lender's reasonable business discretion, be construed by the Lender as a material adverse change;

(e) the Lender's receipt of, and satisfaction with, an inventory appraisal indicating net G.O.B. evaluation of no less than 85% of cost from 1/1 to 9/30, and 90% of cost from 9/30 to 12/31. The appraisals must be performed by an appraiser mutually agreed upon who will be retained by the Lender but paid for by the Borrowers;


Other

14. The Borrower, at its option, may increase the Revolving Line of Credit to $60,000,000 pursuant to paragraph one, provided, however that should it so elect, the Lender will retain the right to syndicate up to $20,000,000;
The Borrower agrees to pay any fees necessary to a prospective lender facilitate such a syndication.

Confidentiality

15. This letter together and the financing arrangements described herein are delivered with the understanding that neither this letter nor the substance of said proposed financing arrangements shall be disclosed by the Borrower to anybody outside its organization, except to those professional advisors who are in a confidential relationship with the Borrower and require knowledge thereof to perform their duties (such as legal counsel, accountants and financial advisers), or where disclosure is required by law.

We each hereby expressly waive any right to trial by jury of any claim, action or cause of action arising under this letter, any transaction related hereto, or any other instrument, document or agreement executed or delivered in connection herewith, whether sounding in contract, tort or otherwise.

                                     5

This letter (a) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this letter and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, and (b) can be changed only by a writing signed by each of the parties hereto and shall bind and benefit each of such parties and their respective successors and assigns.

If the foregoing is acceptable to you, please so indicate by signing and returning to us the enclosed copy of this letter not later than the close of business on April 7, 2000.  If not accepted by you as herein provided, this commitment shall expire at the close of business on April 7, 2000.  If accepted, the financing offered herein will expire at the close of business on May 31, 2000 unless the documents contemplated hereunder have been fully executed.  Upon our receipt from you of executed copy of this letter, we will sign below to confirm our acceptance and return a fully executed copy to you.
We welcome the opportunity to work with you on this transaction and we hope to hear from you soon.  Should you have any questions or comments, please feel free to contact us at anytime.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC.

/s/ Robert Smith
By: Robert Smith
Title: Senior Vice President

Read and Agreed on this 6th  day of April,2000;

Noodle Kidoodle, Inc.

/s/Kenneth S. Betuker
By:Kenneth S. Betuker
Title:Vice President

Commitment Letter Timely Accepted;

THE CIT GROUP/BUSINESS CREDIT,
INC.

/s/Robert Smith
By:Robert Smith
Title:Senior Vice President


                                      6





Exhibit 10.8


                      NOODLE KIDOODLE, INC.

               1994 STOCK INCENTIVE PLAN

               AS AMENDED THROUGH NOVEMBER 16, 1999

                      Table of Contents



                                                   Page
        ARTICLE I
        GENERAL
1.1     Purpose                                    1
1.2     Administration                             1
1.3     Persons Eligible for Awards                3
1.4     Types of Awards Under Plan                        3
1.5     Shares Available for Awards                4
1.6     Definitions of Certain Terms               6

        ARTICLE II
        AWARDS UNDER THE PLAN
2.1     Agreements Evidencing Awards                     9
2.2     Grant of Stock Options, Stock Appreciation
          Rights and Dividend Equivalent Rights                9
2.3     Exercise of Options and Stock Appreciation
          Rights                                           14
2.4     Termination of Employment; Death                    16
2.5     Grant of Restricted Stock                           18
2.6     Grant of Unrestricted Stock                20
2.7     Grant of Restricted Stock Units                   20
2.8     Grant of Performance Shares                22

        ARTICLE III
        MISCELLANEOUS
3.1      Amendment of the Plan; Modification
             of Awards                                    24
3.2      Restrictions                              25
3.3      Nonassignability                                   26
3.4      Requirement of Notification of Election
             Under Section 83(b) of the Code                     27
3.5      Requirement of Notification Upon
             Disqualifying Disposition Under
             Section 421(b) of the Code                   27
3.6     Withholding Taxes                                 27
3.7     Change in Control; Sale of Assets          28
3.8     Right of Discharge Reserved                30
3.9     Nature of Payments                                31
3.10    Non-Uniform Determinations                 31
3.11    Other Payments or Awards                          32

3.12    Section Headings                                  32
3.13    Effective Date and Term of Plan                   32
3.14    Governing Law                              33

        ARTICLE I
        GENERAL
1.1     Purpose
               The purpose of the Noodle Kidoodle Inc. 1994 Stock Incentive Plan (the "Plan") is to provide to officers, employees, directors and consultants to Noodle Kidoodle Inc. and its subsid-iaries (collectively, the "Company") an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2     Administration

               1.2.1 Subject to Section 1.2.6, the Plan shall be administered by the Stock Option Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than three directors and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), no person may serve on the Commit-tee unless at the time of such service he satisfies the defini-tion of "non-employee director" set forth in paragraph (b)(3) of Rule 16b-3. To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee shall be "outside directors" within the meaning thereof.

               1.2.2 The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agree-ments executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determina-tions necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any incon-sistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

               1.2.3 Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

               1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

        1.2.5 No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

               1.2.6 Notwithstanding anything to the contrary con-tained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; (b) even after appointing the Committee, the Board is empowered to make any decisions affecting the Plan or its administration; and
(c) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In any of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

1.3     Persons Eligible for Awards

               Awards under the Plan may be made to such officers and other employees of the Company, to directors of the Company whether or not employees, and to such consultants to the Company
(collectively, "key persons") as the Committee shall in its sole discretion select.


1.4     Types of Awards Under Plan


               Awards may be made under the Plan in the form of

(a) incentive stock options, (b) nonqualified stock options,
(c) stock appreciation rights, (d) dividend equivalent rights,
(e) restricted stock, (f) unrestricted stock, (g) restricted stock units and (h) performance shares, all as more fully set forth in Article II. The term "award" means any of the forego-ing. No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5     Shares Available for Awards

               1.5.1 The total number of shares of common stock of the Company, par value $0.001 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall be 500,000 shares, increased as of the first trading day of each fiscal year of the Company (the "Adjustment Date") beginning with February 2, 1998, by a number equal to two percent (2%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding fiscal year; provided, however, that, at the end of each Adjustment Date, the number of shares subject to then outstanding awards under the Plan and all other stock-based incentive plans of the Company (the "Stock Plans"), together with shares then available for future awards under the Stock Plans, shall not exceed fifteen percent (15%) of the sum of the number of (i) then outstanding shares of Common Stock, (ii) shares subject to then outstanding awards under the Stock Plans, and (iii) shares then available for future awards under the Stock Plans. Notwithstanding the foregoing, no more than 1,000,000 shares of Common Stock may be transferred upon the exercise of incentive stock options. Shares available for award under the Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

               1.5.2 In no event shall the number of shares of Common Stock subject to options and to stock appreciation rights unre-lated to options awarded during the term of the Plan to any employee exceed 400,000 shares.

               1.5.3 If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issu-ance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this Section 1.5.3, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

               1.5.4 The following shares of Common Stock shall again become available for awards under the Plan: any shares subject to an award under the Plan that remain unissued upon the cancel-lation or termination of such award for any reason whatsoever;
any shares of restricted stock forfeited pursuant to Section
2.5.5, provided that any dividends paid on such shares are also forfeited pursuant to Section 2.5.5; and any shares in respect of which a stock appreciation right is settled for cash. Except as provided in this Section 1.5 and in Section 2.2.8, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.

1.6     Definitions of Certain Terms

               1.6.1 The "Fair Market Value" of a share of Common Stock on any day shall be the last sale price reported for the principal market for the Common Stock (the "Market") or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten
(10) business days preceding the applicable date. In the event that the Fair Market Value of any day cannot be thus determined, it shall be determined by the Committee.

               1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"), as now constituted or subse-quently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agree-ment. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a "nonqualified stock option."

               1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company as a consul-tant or otherwise.

               1.6.4 A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Commit-tee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroac-tively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

               1.6.5 The terms "parent corporation" and "subsidiary corporation" have the meanings given them in section 424(e) and
(f) of the Code, respectively.

                       ARTICLE II
                      AWARDS UNDER THE PLAN

2.1     Agreements Evidencing Awards
               Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement
("Plan Agreement") which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.
 By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2     Grant of Stock Options, Stock Appreciation
        Rights and Dividend Equivalent Rights

               2.2.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discre-tion, subject to the provisions of the Plan.

               2.2.2 The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

               2.2.3 The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applica-ble Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common
Stock on the date of exercise of the stock appreciation right over (b) the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised.

               2.2.4 Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evi-denced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price shall be at least 75%
(100% in the case of an incentive stock option) of the Fair
Market Value of a share of Common Stock on the date the option is granted.

               2.2.5 Each Plan Agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion; provided, however, that no option or stock appreciation right shall be exercisable more than 10 years after the date of grant, and provided further that except as and to the extent that the Committee may otherwise provide pursuant to Section 3.1.3 or 3.7, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant.

               2.2.6 The Committee may in its sole discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") shall be granted to any grantee who, pursuant to Section 2.3.5(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3.5(b) in payment of such exercise price shall have been held for at least six months.

               2.2.7 The Committee may in its sole discretion include in any Plan Agreement with respect to an option, stock apprecia-tion right or performance shares a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is out-standing and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the Committee shall determine whether such payments shall be made in cash or in shares of Common Stock, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

               2.2.8 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options. In applying this provision, there shall be taken into account solely incentive stock options granted after December 31, 1986 to the employee under this Plan and under all other plans of the Company and any subsidiary thereof.

               2.2.9 Notwithstanding the provisions of Sections 2.2.4 and 2.2.5, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless

(a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3     Exercise of Options and Stock Appreciation Rights
               Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

               2.3.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right shall become exercisable in four substantially equal installments, the first of which shall become exercisable on the first anniversary of the date of grant and the remaining three of which shall become exercisable, respectively, on the second, third and fourth anniversaries of the date of grant.

               2.3.2 Unless the applicable Plan Agreement otherwise provides, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.

               2.3.3 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable. A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

               2.3.4 An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

               2.3.5 Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Committee, by delivery of shares of Common Stock acquired prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remain-ing portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

               2.3.6 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

               2.3.7 No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certif-icate is issued.

2.4     Termination of Employment; Death

               2.4.1  Except to the extent otherwise provided in
Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death).

 2.4.2 If a grantee's employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within 30 days after employment terminates; provided, however, that such 30-day period may be increased in the discre-tion of the Committee to up to 1 year after employment termi-nates; provided further, that in no event may any exercise occur after the expiration date of the award as set forth in the Plan Agreement.

        2.4.3 If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to
Section 2.4.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions:
(a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and
(b) exercise must occur by the earlier of the first anniversary of the grantee's death or the expiration date of the award as set forth in the Plan Agreement. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exer-cise any award pursuant to the preceding sentence, such represen-tative or recipient shall be bound by all the terms and condi-tions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.7 hereof.

2.5     Grant of Restricted Stock

               2.5.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Re-stricted stock awards may be made independently of or in connec-tion with any other award under the Plan. A grantee of a re-stricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a Plan Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

               2.5.2 Promptly after a grantee accepts a restricted stock award, the Company shall issue to the grantee a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee shall have the rights of a stockholder with respect to the restricted stock, subject also to the nontransferability restric-tions and Company repurchase rights described in Sections 2.5.4 and 2.5.5, subject also in the Committee's discretion to a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed, and subject also to any other restrictions and conditions contained in the applicable Plan Agreement.

               2.5.3 Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan
Agreement.

               2.5.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or dis-posed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other condi-tions) on which the nontransferability of the restricted stock shall lapse.

               2.5.5 During the 90 days following termination of the grantee's employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares. In the event that the Company requires such a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such divi-dends are held, or otherwise.

2.6     Grant of Unrestricted Stock

               The Committee may grant (or sell at a purchase price at least equal to par value) shares of Common Stock free of restric-tions under the Plan, to such key persons and in such amounts as the Committee shall determine in its sole discretion. Shares may be thus granted or sold in respect of past services or other valid consideration.

2.7     Grant of Restricted Stock Units


               2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Re-stricted stock units may be awarded independently of or in connection with any other award under the Plan.


               2.7.2 At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. In the event of the termination of the grantee's employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.


               2.7.3 At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8 Grant of Performance Shares

 2.8.1 The Committee may grant performance share awards to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall in its sole discre-tion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Perfor-mance shares may be awarded independently of or in connection with any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by executing a Plan Agreement at such time and in such form as the Committee shall determine.

        2.8.2 The grantee of a performance share award will have the rights of a shareholder only as to shares for which a certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

               2.8.3 Except as may otherwise be provided by the Committee at any time prior to termination of employment, the rights of a grantee of a performance share award shall auto-matically terminate upon the grantee's termination of employment for any reason.

               2.8.4 At the discretion of the Committee, the applica-ble Plan Agreement may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

               2.8.5  Except as otherwise specified by the Committee,
(a) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (b) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Plan
Agreement, and (c) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the latter in the manner specified in the applicable
Plan Agreement.

                             ARTICLE III
                                  MISCELLANEOUS

3.1     Amendment of the Plan; Modification of Awards

               3.1.1 The Board may from time to time suspend, discon-tinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.


               3.1.2 Shareholder approval of amendments shall be obtained to the extent necessary to comply with section 422 of the Code or other applicable law or regulations.


               3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award becomes unrestricted or may be exercised, (b) waive or amend the opera-tion of Plan provisions respecting award exercise after termina-tion of employment, (c) waive or amend any goals, restrictions or conditions set forth in the Agreement, or (d) extend the sched-uled expiration date of the award. However, any such cancella-tion or amendment (other than an amendment pursuant to Section 3.7.2) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2     Restrictions

               3.2.1 If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desir-able as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.
               3.2.2 The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation,
(b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3     Nonassignability

               To the extent necessary for compliance with section 422 of the Code, no award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transfer-able, and rights granted under the Plan shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative. No assignment or transfer may be made without the consent of the Committee.

3.4     Requirement of Notification of Election
        Under Section 83(b) of the Code

               If any grantee shall, in connection with the acquisi-tion of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5     Requirement of Notification Upon Disqualifying
        Disposition Under Section 421(b) of the Code

     Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6     Withholding Taxes

               3.6.1 Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

               3.6.2 Whenever shares of Common Stock are to be deliv-ered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7     Change in Control; Sale of Assets


               3.7.1 The Committee may determine, in its discretion, and may provide in any Plan Agreement that, in the event of a Change in Control, all outstanding options granted under this Plan shall be fully vested and immediately exercisable. The Committee shall in its discretion determine the treatment of other outstanding awards upon a Change in Control. For purposes of this Section 3.7, Change in Control means: (i) the acquisi-tion (directly or indirectly) by any person, entity, or group of more than twenty-five percent (25%) of the outstanding voting stock of the Company (acquisition shall include accumulation in one or more transactions, including, without limitation, any issuance, transfer or purchase of stock, reclassification of securities, stock split, stock dividend or distribution, reverse stock split, recapitalization, merger or consolidation with subsidiaries, and any transaction which has the direct or indi-rect effect of increasing the proportionate share of the out-standing voting stock of the Corporation held by such person, entity or group); or (ii) the individuals who constitute the Board at the date of adoption of this Plan, or individuals nominated or elected by more than two-thirds of such individuals to replace any of such individuals, or their successors similarly nominated or elected no longer constitute a majority of the members of the Board.


               3.7.2 The Committee or the Board may determine that, in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (unless the Company shall be the surviving corporation in such merger), the Company will give written notice to the holder of any option that his option may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six
(6) months after the date of such notice. In the event such notice shall have been given, any such option may be exercised either in whole or in part notwithstanding the vesting schedule of such option. If such proposed sale, conveyance, consolidation or merger shall not be consummated within the time specified above, no unexercised rights under any option shall be affected by such notice except that such option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six (6) months.

               3.7.3  Subject to the provisions of Section
3.7.2 hereof, the rights granted to acquire Common Stock pursuant to this Plan shall, upon the occurrence of any sale or conveyance of all or substantially all of the property and assets of the Company or any consolidation, merger or similar business combination transaction involving the Company, attach to (and, thus be converted into the right to receive without any action on the part of the Company or any other person), such number or amount and kind of securities, cash or other property and assets as the holder of such option would have been entitled to receive as a result of the transaction in respect of the shares of Common Stock issuable upon exercise of such option had the option been exercised immediately prior to the consummation of such transaction.

3.8 Right of Discharge Reserved

               Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9     Nature of Payments

               3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

               3.9.2 All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10  Non-Uniform Determinations

               The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan
(whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and

(c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11  Other Payments or Awards

               Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  Section Headings

               The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.13  Effective Date and Term of Plan

               3.13.1 The Plan was adopted by the Board on April 26, 1994, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

               3.13.2 Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14  Governing Law

               All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of con-flict of laws.

Exhibit  10.9


AGREEMENT AND PLAN OF MERGER

          Among

    ZANY BRAINY, INC.
(a Pennsylvania corporation),

  NOODLE KIDOODLE, INC.
(a Delaware corporation)

          and

NIGHT OWL ACQUISITION, INC.
(a Delaware corporation)



Dated as of April 21, 2000

                      TABLE OF CONTENTS                          Page No.
ARTICLE I THE MERGER                                                    2
Section 1.1.    The Merger                                              2
Section 1.2.    Closing, Effective Time of the Merger                   2
Section 1.3.    Conversion and Cancellation of Securities.              2
Section 1.4.    Exchange of Certificates.                               3
Section 1.5.    Options                                                 5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY                5
Section 2.1.    Organization, Powers and Qualifications                 5
Section 2.2.    Subsidiaries.                                           6
Section 2.3.    Capital Stock                                           6
Section 2.4.    Certificate of Incorporation, By-Laws,
                Minute Books and Records                                7
Section 2.5.    Authority; Binding Effect                               7
Section 2.6.    No Conflict; Approvals                                  8
Section 2.7.    Governmental Consents and Approvals                     8
Section 2.8.    SEC Reports                                             8
Section 2.9.    Financial Statements                                    9
Section 2.10.  Absence of Certain Changes                               9
Section 2.11.  Indebtedness; Absence of Undisclosed Liabilities         10
Section 2.12.  Assets                                                   10
Section 2.13.  Contracts.                                               10
Section 2.14.  Insurance                                                11
Section 2.15.  Authorizations; Compliance With Law.                      11
Section 2.16.  Taxes.                                                   12
Section 2.17.  Absence of Litigation; Claims                            13
Section 2.18.  Employee Benefit Plans; Employment Agreements            13
Section 2.19.  Labor Matters                                            16
Section 2.20.  Environmental Matters                                    16
Section 2.21.  Intellectual Property; Year 2000.                        18
Section 2.22.  Adequacy of Disclosure                                   19
Section 2.23.  Real Property.                                           19
Section 2.24.  Tax Matters                                              21
Section 2.25.  Affiliates                                               21
Section 2.26.  Board Action; Amendment of Rights Agreement;
                Applicability of Takeover Statutes.                     21
Section 2.27.  Opinion of Financial Advisor                             22
Section 2.28.  Brokers and Finders                                      22
Section 2.29.  Accounting Matters                                       22
Section 2.30.  Voting Requirements                                      22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB     22
Section 3.1.    Organization and Powers                                 22

Section 3.2.    Capital Stock                                           23
Section 3.3.    Authority; Binding Effect                               23
Section 3.4.    No Conflict; Approvals                                      24
Section 3.5.    Governmental Consents and Approvals                          24
Section 3.6.    SEC Reports                                             24
Section 3.7.    Financial Statements.                                   24
Section 3.8.    Absence of Certain Changes                              25
Section 3.9.    Absence of Undisclosed Liabilities                     25
Section 3.10.  Absence of Litigation; Claims                                25
Section 3.11.  Authorizations; Compliance With Law.                         25
Section 3.12.  Adequacy of Disclosure                                       26
Section 3.13.  Assets                                                 26
Section 3.14.  Taxes.                                                 26
Section 3.15.  Employee Benefit Plans; Employment Agreements              27
Section 3.16.  Labor Matters                                          27
Section 3.17.  Environmental Matters                                 27
Section 3.18.  Intellectual Property.                                       28
Section 3.19.  Tax Matters                                              28
Section 3.20.  Affiliates                                                28
Section 3.21.  Opinion of Financial Advisor.                                28
Section 3.22.  Brokers and Finders                                     29
Section 3.23.  Board Action.                                          29
Section 3.24.  Accounting Matters                                       29
Section 3.25.  Voting Requirements                                     29
Section 3.26.  ZB Holdings LLC.                                           29

ARTICLE IV OTHER AGREEMENTS                                           30
Section 4.1.   Conduct of the Company's Business                        30
Section 4.2.   Conduct of Business by Parent Pending the Merger        31
Section 4.3.   Parent's Undertakings                                 32
Section 4.4.   Access to Information                                 32
Section 4.5.   Stockholder Vote; Proxy Statement.                      33
Section 4.6.   Reasonable Best Efforts                                     35
Section 4.7.   Public Announcements                                   35
Section 4.8.   Notification                                            35
Section 4.9.   Subsequent Financial Statements                            35
Section 4.10.  Regulatory and Other Authorizations.                         36
Section 4.11.  Takeover Statute                                           36
Section 4.12.  Indemnification of Directors and Officers.             36
Section 4.13.  Affiliates.                                              37
Section 4.14.  Tax-Free Reorganization                                     37
Section 4.15.  No Solicitation.                                           37
Section 4.16.  Accountant's Letters.                                 39
Section 4.17.  Employee Matters.                                         39
Section 4.18.  The Company's Chief Executive Officer and President.   40
Section 4.19.  Board of Directors.                                     40
Section 4.20.  Undertakings Relating to the Real Property.           40
Section 4.21.  Company 401(k) Plans.                                 41

ARTICLE V CONDITIONS TO CLOSING                                          41
Section 5.1.    Conditions to the Obligations of the Company and
                Parent and Merger Sub                                   41
Section 5.2.    Conditions to the Obligations of the Company            42
Section 5.3.    Conditions to the Obligations of Parent and Merger Sub  43

ARTICLE VI TERMINATION, AMENDMENT AND WAIVER                             44
Section 6.1.   Termination                                              44
Section 6.2.   Effect of Termination.                                   46
Section 6.3.   Amendment                                                  47
Section 6.4.   Waiver                                                 47

ARTICLE VII MISCELLANEOUS                                               47
Section 7.1.   Survival of Representations and Warranties             47
Section 7.2.   Entire Agreement                                           47
Section 7.3.   Notices                                               47
Section 7.4.   Governing Law                                          48
Section 7.5.   Jurisdiction.                                          48
Section 7.6.   Descriptive Headings                                   48
Section 7.7.   Parties in Interest                                     48
Section 7.8.   Counterparts                                            49
Section 7.9.   Expenses                                                    49
Section 7.10.  Personal Liability                                       49
Section 7.11.  Binding Effect; Assignment                               49
Section 7.12.  Severability                                            49
Section 7.13.  Legal Fees and Costs                                     49

Schedule A:    Exceptions to the Definition of "Company Material Adverse Effect"
Schedule B:    Company Affiliate Agreement
Schedule C:    Exceptions to the Definition of "Parent Material Adverse Effect"
Schedule D:    Parent Affiliate Agreement
Schedule E:    Principal Terms of Employment Arrangements for Stanley Greenman and Stewart Katz
Schedule F:    Principal Terms of Severance Pay Plan for Certain Company Employees

                     AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement"), dated as of April 21, 2000, is made by and among ZANY BRAINY, INC., a Pennsylvania corporation ("Parent"), NOODLE
KIDOODLE, INC., a Delaware corporation ("the Company"), and NIGHT OWL ACQUISITION,
INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                       W I T N E S S E T H

        WHEREAS, the respective Boards of Directors of Parent and the Company have each approved the business combination described herein in which the Company will become a subsidiary of Parent as a result of a merger of Merger Sub with and into the Company upon the terms and subject to the conditions hereinafter set forth (the "Merger"), pursuant to which each outstanding share of
Common Stock, par value $0.001 per share ("Company Common Stock"), of the Company will be converted into the right to receive shares of Common Stock, par value $0.01 per share ("Parent
Common Stock"), of Parent in the manner set forth herein;

        WHEREAS, the Boards of Directors of Parent and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved the Merger upon the terms and conditions set forth herein;

        WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

        WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests transaction under United States generally accepted accounting principles.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                1

                            ARTICLE I
                           THE MERGER

 .1. The Merger. Subject to the terms and conditions hereof and in accordance with the
Delaware General Corporation Law (the "DGCL"), as amended as of the Effective Time (hereinafter defined):  (a) Merger Sub shall be merged with and into the Company and the separate existence of
Merger Sub shall cease; (b) the Company shall continue as the surviving entity in the Merger (the
"Surviving Entity") and shall succeed to all rights, assets, liabilities and obligations of Merger Sub and the Company in accordance with the DGCL; (c) the Certificate of Incorporation and by-laws of
Merger Sub, both as in effect immediately prior to the Effective Time, shall become the Certificate of
Incorporation and by-laws of the Surviving Entity until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, except that the first article of the Certificate of Incorporation shall be amended to read "The name of the Corporation is Noodle Kidoodle, Inc.";
(d) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the
Surviving Entity; and (e) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity.  From and after the Effective Time, the Merger will have all the effects set forth in Section 259 of the DGCL, the Certificate of Merger (hereinafter defined) and the
Agreement.

 .2. Closing, Effective Time of the Merger.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701
Market Street, Philadelphia, Pennsylvania as soon as practicable but no later than the fifth business day after the satisfaction or waiver of the conditions set forth in Article V hereof or at such other time and place as the parties shall agree.  The date on which the Closing occurs is herein referred to as the
"Closing Date."  At the Closing, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of
Delaware in such form as required by, and executed in accordance with the relevant provisions of, the
DGCL (the date and time of such filing, or such later date or time agreed upon by Parent and the
Company and set forth therein, the "Effective Time").

 .3. Conversion and Cancellation of Securities.

               (a)    At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock described in Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and become exchangeable for, the right to receive 1.233 (the
"Common Exchange Ratio") shares of Parent Common Stock; provided that no fractional shares of
Parent Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to
Section 1.4(i) hereof.  The consideration to be received by the holders of Company Common Stock pursuant to this Section 1.3(a) is hereinafter referred to as the "Merger Consideration."

               (b)    At the Effective Time, each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

               (c)    At the Effective Time, each share of Merger Sub common stock, par value
$.01 per share, issued and outstanding immediately prior to the Effective Time shall, by virtue of the

Merger and without any action by the holder thereof, be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Entity.

(d)     Pursuant to the DGCL, the holders of shares of Company Common Stock shall not have any dissenters or appraisal rights with respect to this Agreement or the Merger.

(e)     The Common Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), with respect to Parent Common Stock having a record date after the date hereof and prior to the Effective Time.  The Common Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split or stock dividend
(including any dividend or distribution of securities convertible into the Company Common Stock), with respect to the Company Common Stock having a record date after the date hereof and prior to the Effective Time.

 .4. Exchange of Certificates.

               (a)    Prior to the Closing Date, Parent shall select a bank or trust company to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates (each, a
"Certificate" and together, the "Certificates") evidencing shares of Company Common Stock converted into shares of Parent Common Stock pursuant to the Merger.  At the Effective Time, Parent shall deposit with the Exchange Agent one or more certificates representing the shares of Parent
Common Stock to be issued in the Merger (the "Merger Stock"), which shares of Merger Stock shall be deemed to be issued at the Effective Time.  At and following the Effective Time, Parent shall deliver to the Exchange Agent such cash as may be required from time to time to make payment of cash in lieu of fractional shares in accordance with Section 1.4(i) hereof.

               (b)    As soon as practicable after the Effective Time, Parent shall cause the
Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of
Company Common Stock (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange
Agent, which shall be in a form and contain any other provisions as Parent and the Surviving Entity may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock.  Upon the proper surrender of Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 1.4(i)), and the Certificate so surrendered shall be canceled.  In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the
Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange
Agent, accompanied by all documents required to properly evidence and effect such transfer and by evidence reasonably satisfactory to the Surviving Entity and Parent that any applicable stock transfer tax has been paid.

               (c)    After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence the right to receive upon such surrender the number of full shares of Parent Common Stock into which the shares of Company Common Stock
(which, prior to the Effective Time, were represented thereby) shall have been so converted.

               (d)    Except as otherwise expressly provided herein, the Surviving Entity shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of
Certificates for shares of Merger Stock.  Any Merger Stock deposited with the Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged pursuant to Section 1.4(b) hereof for Company
Common Stock within twelve months after the Effective Time, and any cash deposited with the
Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged for fractional interests pursuant to Section 1.4(i) hereof for Company Common Stock within twelve months after the Effective Time, shall be returned by the Exchange Agent to the Surviving Entity which shall thereafter act as exchange agent subject to the rights of holders of Company Common Stock hereunder.

               (e)    At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

               (f)    None of Parent, Merger Sub, the Company, the Surviving Entity or the
Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of
Merger Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares pursuant to Section 1.4(i) hereof delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

               (g)    If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificates the Merger Stock for the shares represented thereby, deliverable in respect thereof, as determined in accordance with the terms hereof.  When authorizing such payment in exchange for any lost, stolen or destroyed Certificates, the owner of such Certificate, as a condition precedent to such delivery, shall give Parent a bond satisfactory to Parent against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

               (h)    No dividend or other distribution declared or made after the Effective Time with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.4(b).  Subject to the effect of applicable law, following surrender of any such
Certificate there shall be paid, without interest, to the record holder of certificates representing whole shares of Merger Stock issued in exchange therefor:  (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merger Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock.  No holder of Company Common Stock shall be entitled to any interest on any cash amount payable for fractional interests pursuant to Section 1.4(i) hereof.

               (i)    No certificates or scrip evidencing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a shareholder of Parent.  In lieu of any such fractional shares, each holder of a Certificate previously evidencing Company Common Stock, upon surrender of such
Certificate for exchange pursuant to this Article I, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the closing price for a share of Parent
Common Stock on the Nasdaq National Market on the date of the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of
Company Common Stock held of record by such holder at the Effective Time).

 .5. Options. At the Effective Time, each option granted by the Company pursuant to the
Company Stock Plans (hereinafter defined) to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by Parent and be converted into an option to purchase shares of Parent Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the transactions contemplated hereby):

(a) the number of shares of Parent Common Stock to be subject to the new option shall be equal to the product of (i) the number of shares of Company Common Stock subject to the original option, and (ii) the Common Exchange Ratio, the product being rounded down, if necessary, to the nearest whole share; and

(b) the exercise price per share of Parent Common Stock under the new option shall be equal to (i) the exercise price per share of Company Common Stock under the original option divided by (ii) the Common Exchange Ratio, rounded up, if necessary, to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.


                                 ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows, except as set forth on a Disclosure Schedule delivered by the Company concurrently with the execution and delivery of this Agreement (the "Company Schedule"), each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

 .1. Organization, Powers and Qualifications.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The
Company has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith.  The Company is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the Company Schedule, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.  As used in this Agreement, "Company Material Adverse Effect" means any fact, condition, event, development or occurrence which, individually or when taken together with all other facts, conditions, events, developments or occurrences, has an adverse effect of $2,500,000 or more on the financial condition, operating results or business of the Company and the Subsidiaries (hereinafter defined), taken as a whole; provided, however, that in no event shall the items set forth in Schedule A hereto be taken into account in determining whether a Company Material Adverse Effect has occurred.

 .2. Subsidiaries.

               (a)    "Subsidiary" means, with respect to any party, any corporation, limited liability company, partnership, Joint Venture or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.  As used in this Agreement, "Joint
Venture" means, with respect to any party, any corporation, limited liability company, partnership, joint venture or other business association or entity in which (i) such party or any one or more of its
Subsidiaries, directly or indirectly, owns or controls more than five percent (5%) and less than a majority of any class of the outstanding voting securities or economic interests, or (ii) such party or a
Subsidiary of such party is a general partner.

               (b)    The Company Schedule lists each Subsidiary and each Joint Venture of the
Company, the jurisdiction of its organization and the amount of its securities outstanding and the owners thereof.  Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith.  Each Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the Company Schedule, except where the failure to be so qualified or in good standing would not reasonably be expected to have a
Company Material Adverse Effect.  All issued and outstanding shares of capital stock of each
Subsidiary have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable, and, except as set forth in the Company Schedule, are lawfully owned of record and beneficially by the Company or another Subsidiary free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever ("Liens").  There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of any Subsidiary, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of any Subsidiary, nor is the Company or any Subsidiary subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of any Subsidiary, in any case except as set forth in the Company Schedule.  Except for the
Subsidiaries and the Joint Ventures or as set forth in the Company Schedule, neither the Company nor any Subsidiary directly or indirectly (i) owns or controls any shares of any corporation nor has any voting securities of, or economic interest in, either of record, beneficially or equitably, in any association, partnership, limited liability company, joint venture or other legal entity, or (ii) is a general partner of any partnership.

 .3. Capital Stock.  The Company has authorized capital stock consisting of 15,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $0.001 per share ("Company Preferred Stock"), of which only 440,000 shares have been designated Series A
Junior Participating Preferred Shares.  As of April 17, 2000: (a) 7,605,640 shares of Company

Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock  were issued and outstanding, (c) 901,261 shares of Company Common Stock were held as treasury shares, and (d)
1,181,219 shares of Company Common Stock were reserved for issuance under the Company's Stock
Incentive Plan (the "Plan") and the Outside Directors' Stock Option Plan (the "Directors' Plan" and,
together with the Plan, the "Company Stock Plans") (including (i) 1,107,219 shares reserved for issuance under the Plan, 861,675 of which were subject to outstanding options and 236,721 of which were reserved for future option grants, and (ii) 74,000 shares reserved for issuance under the
Directors' Plan, all of which were subject to outstanding options.  Since April 17, 2000, no additional shares of capital stock have been reserved for issuance by the Company and the only issuances of shares of capital stock of the Company have been issuances of Company Common Stock upon the exercise of outstanding Company stock options.  All of the issued and outstanding shares of Company
Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws, and all of such treasury shares were acquired by the Company in compliance with all applicable laws, including, without limitation, all applicable federal and state securities laws.  No shares of capital stock issued by the Company are or were at the time of their issuance subject to preemptive rights.
There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of the
Company, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of the Company, in any case except as set forth in the
Company Schedule.  There are no securities, rights, warrants, options or other instruments outstanding which, after consummation of the Merger, would be convertible into or exercisable for securities of the Surviving Entity, and all outstanding options and warrants of the Company will become options or warrants solely with respect to Parent Common Stock on the terms described in
Section 1.5 hereof.  There are no voting trusts or other agreements or understandings to which the
Company is a party, nor, to the knowledge of the Company, to which any stockholder of the Company is a party, with respect to the voting of capital stock of the Company.

 .4. Certificate of Incorporation, By-Laws, Minute Books and Records.  The copies of (a)
the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended, of the
Company and (b) the Certificate of Formation and all amendments thereto and of the Operating
Agreement of the Subsidiary, which have been made available to Parent are true, correct and complete copies thereof as in effect on the date hereof.  The minute books of the Company which have been made available for inspection contain minutes, which are accurate and complete in all material respects, of all meetings, except for the Board of Directors meetings held on April 14, 2000 and April 19, 2000, and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the Stockholders of the Company since its date of incorporation.

 .5. Authority; Binding Effect.  The Company has all requisite corporate power and authority to execute and deliver this Agreement to consummate the transactions contemplated hereby and to perform its obligations hereunder.  All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement, and (b) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been taken, except that the adoption of this Agreement must be approved by the affirmative vote of a majority of the votes cast by the holders of the then outstanding shares of Company Common
Stock of record on the record date for the Company Stockholders Meeting (the "Required Company
Stockholder Approval"). This Agreement constitutes the Company's valid and binding agreement, enforceable against it in accordance with its terms, except (y) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (z) for the limitations imposed by general principles of equity.

 .6. No Conflict; Approvals. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby and the performance of the obligations herein will not, (a) violate or conflict with the Company's charter or by-laws or the comparable organizational documents of any of its Subsidiaries, (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any Contract (hereinafter defined) to which the Company or any Subsidiary is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 2.7 or in the Company Schedule in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for any such breaches, defaults, Liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a Company Material Adverse Effect and would not prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

 .7. Governmental Consents and Approvals.  Except as set forth in the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local, state, federal or foreign court, administrative agency, commission or other governmental or regulatory authority, agency or instrumentality ("Governmental Entity"), except (a) the filing of the Registration Statement (hereinafter defined) with the Securities and
Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) the filing of the Proxy Statement (hereinafter defined) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (c) notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
as amended, and the rules and regulations thereunder (the "HSR Act"), (d) the filing and recording of the Certificate of Merger in accordance with the DGCL and (e) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement or have a Company Material Adverse
Effect.

 .8. SEC Reports.  The Company has filed all required forms, reports and documents with the
SEC since February 1, 1997 (collectively, the "Company's SEC Reports").  The Company's SEC
Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act.  As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The
Company has heretofore delivered to Parent, in the form filed with the SEC, all of the Company's
SEC Reports.

 .9. Financial Statements.  The Company has delivered to Parent true and complete copies of the (a) consolidated balance sheet of the Company and Subsidiaries at January 30, 1999 and the
related consolidated income statement and statement of cash flow for the year then ended, together with the notes thereto, audited by Janover Rubinroit, LLC, and (b) unaudited consolidated balance sheet of the Company and Subsidiaries at January 29, 2000 and February 26, 2000 and the related consolidated income statement and statement of cash flow for the periods ended January 29, 2000 and
February 26, 2000, all of which have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved ("GAAP") (except as may be indicated in the notes thereto and except that the unaudited interim financial statements may not include all notes thereto required by GAAP).  Such balance sheets, including the related notes, fairly present the consolidated financial position of the Company and Subsidiaries at the dates indicated and such consolidated income statements and statements of cash flow fairly present the consolidated results of operations, and cash flow of the Company and Subsidiaries for the periods indicated
(subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, which will not be material).  The unaudited consolidated balance sheet of the Company and its
Subsidiaries at January 29, 2000 described above is referred to herein as the "Company 1999 Balance
Sheet."  The unaudited consolidated financial statements of the Company and its Subsidiaries as at and for the year ended January 29, 2000 are referred to herein as the "Company Unaudited Financial
Statements."

 .10. Absence of Certain Changes.  Except as described in the Company Schedule, since
January 29, 2000 (the "Balance Sheet Date"), the Company and the Subsidiaries have conducted their business solely in the ordinary course consistent with past practice.  Except as otherwise disclosed in the Company Schedule, since the Balance Sheet Date, the Company and the Subsidiaries have not:

               (a)    suffered any Company Material Adverse Effect;

               (b)    been subject to any other events or conditions of any character that would prevent the Company from performing its obligations under this Agreement or the Stockholder
Agreements or prevent or delay the consummation of any of the transactions contemplated hereby or thereby;

               (c)    incurred any material liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any material Lien, or paid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its material assets or properties; or

               (d)    taken or been subject to any other action or event that would have required the consent of Parent pursuant to Section 4.1(a), (b), (c) or (d) hereof had such section then been in effect.

 .11. Indebtedness; Absence of Undisclosed Liabilities.  The Company Schedule discloses as of the Balance Sheet Date all indebtedness for money borrowed of the Company or any Subsidiary, accurately disclosing for each such indebtedness the payee, the original principal amount of the loan, the unpaid balance of the loan, the interest rate and the maturity date.  Neither the Company nor the
Subsidiaries have any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (a) as and to the extent reflected, reserved against or otherwise disclosed in the Company 1999 Balance Sheet, (b) for liabilities and obligations incurred subsequent to the Balance Sheet Date in the ordinary course of business and which do not have a Company Material Adverse Effect or prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby or (c) as disclosed in the Company Schedule.

 .12. Assets.  Except as described in the Company Schedule, each of the Company and the
Subsidiaries have valid leasehold title to all personal property leased by it and good and marketable title to its owned personal property, including, without limitation, those assets and properties reflected in the Company 1999 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except (a) the lien of current taxes not yet due and payable, (b) properties, interests, and assets disposed of by the Company or any Subsidiary since the Balance Sheet Date solely in the ordinary course of business consistent with past practice, (c) liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security and public liability laws and other similar legislation, (d) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business, (e) such secured indebtedness as is disclosed in the Company 1999 Balance Sheet covering the properties referred to therein, and (f) such imperfections of title, easements and encumbrances, if any, as do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto
("Permitted Liens").  Except as set forth in the Company Schedule, all buildings, structures, facilities, equipment and other items of tangible personal property reflected on the Company 1999 Balance
Sheet or acquired since the Balance Sheet Date are in good operating condition and repair, subject to normal wear and maintenance and are useable in the ordinary course of business of the Company and the Subsidiaries.

 .13. Contracts.

               (a)    The Company Schedule lists each written or oral contract, agreement, arrangement, lease, instrument, mortgage or commitment, and provides an accurate summary of all material terms, to which the Company or a Subsidiary is a party or may be bound or to which their respective properties or assets may be subject ("Contract") (i) which is material to the Company or a
Subsidiary other than Contracts that are cancelable by the Company upon 90 days or less prior written notice, have no penalty for cancellation by the Company or involve the expenditure of less than
$50,000; (ii) which is with any present or former employee or for the employment of any person or consultant or which is a non-compete arrangement with any employee of the Company or a
Subsidiary; (iii) which is a severance agreement, program or policy of the Company or a Subsidiary with or relating to its employees; (iv) under the terms of which any of the rights or obligations of a party thereto will be modified or altered as a result of the transactions contemplated hereby or which contain change in control provisions; (v) which involves a material commission, representative, franchise, distributorship or sales agency arrangement; (vi) which is a material conditional sale or lease arrangement; (vii) which involves a material license or other arrangement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or a Subsidiary in the conduct of its business; (viii) which represents any confidentiality or non-disclosure arrangement pursuant to which the Company or a Subsidiary has agreed to keep confidential information obtained from any other person; (ix) which imposes an obligation of exclusivity on the Company or any
Subsidiary or any successor thereto or which is an arrangement limiting or restraining the Company or any Subsidiary or any successor thereto from engaging or competing in any manner or in any business; or (x) under which the Company or any Subsidiary guarantees the payment or performance by others or in any way is or will be liable with respect to obligations of any other person.

               (b)    All Contracts other than Real Estate Leases, which are addressed in Section
2.23 hereof, are valid and binding and in full force and effect as to the Company on the date of this
Agreement except to the extent they have previously expired in accordance with their terms or except to the extent that their invalidity would not have a Company Material Adverse Effect.  None of the
Company, the Subsidiaries nor, to the Company's knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract other than Real Estate Leases, which are addressed in Section 2.23 hereof, the termination or violation of which, or the default under which, might have a Company Material Adverse Effect.  True and complete copies of all Contracts listed in the Company Schedule, together with all amendments thereto through the date hereof, have been delivered to Parent.

 .14. Insurance.  The Company Schedule accurately sets forth as of the day preceding the date hereof all policies of insurance, other than title insurance policies, held by or on behalf of the
Company.  All such policies of insurance are in full force and effect, and no notice of cancellation has been received.  In the reasonable judgment of the Company, such policies are in amounts which are adequate in relation to the business and properties of the Company, and all premiums due on the
Balance Sheet Date have been paid in full or are fully reserved for on the Company 1999 Balance
Sheet.

 .15. Authorizations; Compliance With Law.

               (a)    The Company and the Subsidiaries hold all licenses, certificates, consents, permits, approvals, and authorizations ("Authorizations") from all Governmental Entities and other persons which are necessary for the lawful conduct of their respective businesses and their use and occupancy of their assets and properties in the manner heretofore conducted, used and occupied, except where the failure to hold any of the foregoing would not impose a material penalty or liability on the Company or prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.  A complete and correct list of the material Authorizations held by the Company and its Subsidiaries are set forth in the Company Schedule.  All of such Authorizations are valid, in good standing and in full force and effect and the Company and the Subsidiaries are in compliance in all material respects with the requirements, standards, criteria and conditions set forth in such Authorizations.  No event has occurred with respect to the material Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any of the Authorizations, and no terminations thereof have been, to the knowledge of the Company, threatened.

               (b)    The Company and each of the Subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, codes, rules and regulations of any

Governmental Entities other than Environmental Laws, which are addressed in Section 2.20 of this
Agreement.

 .16. Taxes.

               (a)    All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company or the Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect to taxable periods ending on or prior to the date hereof with respect to any federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) ("Taxes") have been or will be timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect in all material respects the liabilities of the Company and the Subsidiaries for Taxes for the periods, property or events covered thereby.

               (b)    All Taxes, including, without limitation, those which are called for by the
Tax Returns, required to be paid, withheld or accrued by the Company or any Subsidiary as of the date hereof have been timely paid, withheld or accrued.  The accruals for Taxes contained in the
Company 1999 Balance Sheet are adequate to cover the tax liabilities of the Company and the
Subsidiaries as of the Balance Sheet Date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate.

               (c)    Neither the Company nor the Subsidiaries have received any notice of assessment or proposed assessment in connection with any Taxes or Tax Returns other than in connection with routine state examinations for sales or property taxes, and the like, none of which individually or in the aggregate are material, and there are no material pending tax examinations of or material tax claims asserted against the Company or the Subsidiaries or any of their respective assets or properties.  Neither the Company nor any Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of Taxes other than in connection with routine state examinations for sales or property taxes, and the like, none of which individually or in the aggregate are material.

               (d)    There are no material tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company or the Subsidiaries.  The
Company has no knowledge of any basis for any additional assessment of any Taxes.  The Company and the Subsidiaries have made all deposits required by law to be made with respect to employees'
withholding and other employment taxes, including, without limitation, the portion of such deposits relating to taxes imposed upon the Company or the Subsidiaries.

                (e)   There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any current or former officer, director, employee, consultant or independent contractor of the Company or any Subsidiary that, individually or collectively, could give rise to or entail any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.  There is no contract, agreement, plan or arrangement to which the Company or any Subsidiary is a party or by which it is bound to compensate any individual for excise Taxes pursuant to Section 4999 of the Code.

                (f)   Neither the Company nor any Subsidiary (i) has filed a consent under Section
341(f) of the Code or (ii) is or has been a United states real property holding corporation within the meaning of Section 897(c) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the
Code.

                (g)   Neither the Company nor any Subsidiary is or has been at any time a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and neither the Company nor any
Subsidiary has (i) been a member of an affiliated group filing a consolidated federal Tax Return
(other than a group the common parent of which was the Company), or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or assumed the Tax liability of any other Person under contract.

                (h)   None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

                (i)   Neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which might otherwise constitute a part of a "plan" or "series of related transactions"
(within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

 .17. Absence of Litigation; Claims.  Except as disclosed on the Company Schedule, there are no material claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, or with respect to which any director, officer, employee or agent is or may be entitled to claim indemnification from the Company or any Subsidiary, before any
Governmental Entity or arbitrator, which, if decided adversely to the Company or such Subsidiary, could prevent the Company from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, nor is there any judgement, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which could reasonably be expected to have such effect.

 .18. Employee Benefit Plans; Employment Agreements

               (a)    The Company Schedule lists (i) all employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is maintained or sponsored by the Company, any trade or business (whether or not incorporated)
which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any
Subsidiary of the Company, and (ii) any other benefit arrangement, obligation or other practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contractors that is maintained by the Company or to which the Company contributes or for which the Company has or may have any liability, contingent or otherwise, either directly or as a result of an ERISA
Affiliate including, without limitation, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance, incentive arrangement, sick leave, vacation pay, salary continuation, consulting or other compensation arrangements, worker's compensation, stock option, stock grant or stock purchase plans, medical insurance, life insurance, tuition reimbursement programs or scholarship programs, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of ownership or control and other similar fringe or employee benefit plans, programs or arrangements, and any employment or executive compensation or severance policies or agreements, written or otherwise, for the benefit of, or relating to, any employee or former employee of the Company, as well as each plan with respect to which the
Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"), excluding former agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company
Schedule lists all plan documents, trust agreements, brochures, summaries, policies and Form 5500s related to the Employee Plans that have been provided or have been made available to Parent.  The plans marked on the Company Schedule as "Qualified Plans" are the only Employee Plans that are intended to meet the requirements of 401(a) of the Code (a "Qualified Plan").  The Company does not sponsor, maintain or have any liability with respect to, and to the knowledge of the Company, the
Company has never maintained or contributed, to any other Qualified Plan.

               (b)    (i) Except as set forth in the Company Schedule, or as required by Section
4980B of the Code, none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, none of the Employee Plans is a `multiemployer plan' as such term is defined in Section 3(37) of ERISA and the Company does not sponsor, maintain, contribute or have any liability with respect to, and to the knowledge of the Company has never sponsored, maintained, or contributed to any employee benefit plan subject to Section 302 of ERISA, Section 412 of the
Code or Title IV of ERISA; (ii) there has been no breach of any fiduciary duty, as described in
Section 404 of ERISA, or no `prohibited transaction', as such term is defined in Section 406 of
ERISA or Section 4975 of the Code, with respect to any Employee Plan, which could result in any material liability of the Company or any of its Subsidiaries; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto
(including all applicable requirements for notification to participants or the Department of Labor,
Internal Revenue Service (the "IRS") or Secretary of the Treasury), all employee plans have been operated at all times in accordance with their terms, and the Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify as exempt from tax under Section
501(a) of the Code is the subject of a favorable determination letter from the IRS or is a standardized prototype plan with an IRS identification number, and nothing has occurred with respect to the design or operation of any Qualified Plan that could cause the loss of such qualification or exemption or the imposition of any liability, lien, penalty, or tax under ERISA or the Code, and the Qualified Plans have been timely amended to comply with current law; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years and the
Company has paid all amounts that the Company is required to pay as contributions to the Employee
Plans as of the last day of the most recent fiscal year of each of the Employee Plans, all benefits accrued under any funded or unfunded Employee Plan will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date, and all monies withheld from employee paychecks with respect to Employee Plans have been transferred to the appropriate
Employee Plan in a timely manner as required by applicable law; (vi) with respect to each Employee
Plan, no `reportable event' within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of
ERISA) nor any event described in Section 4062, 4063, 4604 or 4041 of ERISA has occurred; (vii)
neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit
Guaranty Corporation arising in the ordinary course); (viii) neither the Company nor any ERISA
Affiliate has incurred any liability for any excise, income or other taxes or penalties with respect to any Employee Plan, and no event has occurred and no circumstance exists that could give rise to any such liability; (ix) there are no pending or threatened claims against any Employee Plan (other than routine claims for benefits) or against any fiduciary of an Employee Plan with respect to such plan, nor is there any basis for such a claim; (x) no Employee Plan is presently under audit or examination
(nor has notice been received of a potential audit or examination) by any governmental entity; and
(xi) no matters are pending with respect to any Employee Plan under any governmental corrective or remedial program.  The Company has made no plan or commitment to create any additional
Employee Plan or to modify or change any existing Employee Plan, no written statement or, to the knowledge of the Company, oral statement, has been made by the Company to any person with regard to any Employee Plan that was not in accordance with the Employee Plans and that could have adverse economic consequences to the Company.  Except as set forth in the Company Schedule, all
Employee Plans may be amended or terminated without penalty by the Company at any time on or after the Closing Date.

               (c)    The Company Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its Subsidiaries who holds any option to purchase Company Common Stock as of the date hereof, together with the number of shares of
Company Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section
422(b) of the Code (an "ISO"), and the expiration date of such option.  The Company Schedule also sets forth the total number of such ISOs and such nonqualified options.

               (d)    Except as disclosed on the Company Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in Proposed Treasury Regulation
Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect could be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

               (e)    All persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable federal or state law to be so classified; the
Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company has no obligations to provide benefits with respect to such persons under
Employee Plans or otherwise.  The Company does not employ and has not employed any "leased employees" as defined in Section 414(a) of the Code.

 .19. Labor Matters.  Except as disclosed on the Company Schedule, there are no material controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees. Neither the Company nor any of its
Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by the Company or any of its Subsidiaries as an exclusive bargaining representative for employees of the Company or any of its Subsidiaries.  Except as disclosed on the Company Schedule, to the Company's knowledge, there is no significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Company Schedule, (a)
there is no active arbitration under any collective bargaining agreement involving the Company or any of its Subsidiaries, (b) there is no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against the Company or any of its
Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to the Company's knowledge, threatened, and (c) there is no strike, picketing or work stoppage by, or any lockout of, employees of the Company or any of its Subsidiaries pending, or to the Company's knowledge, threatened, against or involving the Company or any of its Subsidiaries.  There is no
proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of the
Company, threatened, relating to labor matters in respect of which any director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or a Subsidiary pursuant to their respective charters or by-laws or under any indemnification agreements.

 .20. Environmental Matters

(a) Except as set forth in the Company Schedule:

                      (i)  no written notice, notification, demand, request for information, citation, summons or order has been received by the Company or any Subsidiary, no complaint has been filed, no penalty has been assessed and no investigation, action, claim or proceeding is pending or, to the knowledge of the Company, threatened by any Governmental Entity or other Person against the
Company or any Subsidiary under any Environmental Law, except for those which would not reasonably be expected to result in a Company Material Adverse Effect;

        (ii)  neither the Company nor any Subsidiary has incurred any Environmental
Liabilities, which would result in a Company Material Adverse Effect, and, to the knowledge of the
Company, there are no facts, conditions or circumstances which could reasonably be expected to result in or be the basis for any such liability, which, if adversely determined, would result in a
Company Material Adverse Effect;

        (iii)  no polychlorinated biphenyls, radioactive material, lead, asbestos-
containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or underground storage tank (active or abandoned) are or have been present at, on, under or in any property currently owned, or to the Company's knowledge, operated or leased by the Company or any Subsidiary, or, to the Company's knowledge, at, on, under or in any property previously owned, operated or leased by the Company or any Subsidiary, which would result in a Company
Material Adverse Effect.

               (iv)  no Releases of Hazardous Substance have occurred at, on, under or from any real property or any other property currently owned, or to the Company's knowledge, operated or leased by the Company or any Subsidiary or, to the Company's knowledge, previously owned, operated or leased by the Company or any Subsidiary in a concentration, amount or location that would require any remedial investigation or action obligations, including any remedial obligations, under any Environmental Law, which would give rise to a Company Material Adverse Effect;

   (v)   neither the Company nor any Subsidiary has transported or arranged for the treatment, storage, handling or disposal of any Hazardous Substances to any off-site location that has or, to the Company's knowledge, would result in liability to the Company or any Subsidiary, except for such liability that would not reasonably be expected to result in a Company Material
Adverse Effect;

               (vi)   the Company and each Subsidiary and their respective operations are in compliance with all Environmental Laws, and have and are in compliance with all Environmental
Permits, except where such non-compliance would not reasonably be expected to have a Company
Material Adverse Effect.

        (b)    Except as set forth in the Company Schedule, there has been no environmental investigation, study, audit, test, review or other analysis conducted (except as set forth in schedule) in relation to any property or facility now owned or, to the Company's knowledge, previously owned or leased by the Company or any Subsidiary, which has not been delivered by the
Company to Parent prior to the date of this Agreement.

        (c)    Except as set forth in the Company Schedule, the Merger will not require any governmental approvals under Environmental Laws, including those that are triggered by sales or transfers of businesses or real property, except for such governmental approvals, the absence of which would not result in a Company Material Adverse Effect.

        (d)    For purposes of this Section, the terms "Company" and "Subsidiary" and
"Subsidiaries" shall include any and all predecessor entities.

        (e)    As used in this Section 2.20:

                      (i)  "Environmental Laws" means any federal, state or local law (including, without limitation, common law), judicial decision, regulation, rule, judgment, order, decree, injunction, permit or agreements with any Governmental Entity relating to the environment, human health and safety, worker health and safety and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or
Release of Hazardous Substances.

                      (ii)   "Environmental Liabilities means any and all liabilities resulting from the operations of the Company or any of its Subsidiaries at any property now or previously owned, leased or operated by the Company or any of its Subsidiaries or any activities or operations occurring or conducted at the real property owned, leased or used by the Company or any Subsidiary
(including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which arise under or relate to any Environmental Law.

  (iii) "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Entity relating to or required by Environmental Laws and affecting, or relating in any way to, the business operations, assets, liabilities, rights or obligations of the Company or any Subsidiary.

   (iv) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous materials,"
"hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or
"contaminants" or words of similar import, under any Environmental Law.

                      (v)    "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the environment.

 .21. Intellectual Property; Year 2000.

               (a)    The Company Schedule lists each patent or registered copyright, trademark, service mark and any pending application filed for any of the foregoing of the Company and its
Subsidiaries.  Except as set forth in the Company Schedule, the Company and each of its
Subsidiaries owns, or is licensed pursuant to fully-paid (other than upgrade costs and purchaser maintenance costs), perpetual licenses to use, or otherwise possesses or has legally enforceable rights to use, all software (including object and source codes and all related manuals and other documentation), firmware, copyrights, patents, trademarks, service marks, trade names, trade secrets and proprietary technologies, know-how, and all other inventions, discoveries, improvements, processes and formulas (secret or otherwise) and any related documentation thereto used or possessed by or related to the Company and to any Subsidiary or necessary for the current conduct of the business of the Company or of any Subsidiary (the "Intellectual Properties").

               (b)    The Company and its Subsidiaries are not, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the transactions contemplated hereby, in violation of any licenses, sublicenses and other Contracts to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any Subsidiary is authorized to use any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned by a third party.

                (c)   To the knowledge of the Company, all copyrights, patents, trademarks, service marks and trade names held by the Company and its Subsidiaries are valid and subsisting, except for any failures so to be valid and subsisting that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                (d)   Except as set forth in the Company Schedule, no present or former employee of, or consultant to, the Company or, to the knowledge of the Company, any other person
(including, without limitation, any former employer of a present or former employee or consultant of the Company) has any proprietary, commercial or other interest, direct or indirect, in the Intellectual
Properties.

                (e)   To the knowledge of the Company, all of the Intellectual Properties owned by the Company or by any Subsidiary have been adequately protected by patents, trade secret processes, non-disclosure agreements, and, where appropriate, by affixing a copyright notice to any such
Intellectual Properties, and the Company has not received notice from a third party of any claim of infringement or any other claims relating to any such Intellectual Properties.

                (f)   In conducting their respective business as presently conducted, to the knowledge of the Company, except as disclosed in the Company Schedule, neither the Company nor any Subsidiary is infringing upon or unlawfully or wrongfully using any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned or claimed by another.  Neither the Company nor any Subsidiary is in default under, nor has it received any notice of any claim of infringement or any other claim or proceeding relating to, any such patent, copyright, trademark, trade name, service mark, trade secret or any other form of intellectual property or any agreement relating thereto.

                (g)   To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Intellectual Properties by any third party, including any of the
Company's or any of its Subsidiaries' employees or former employees.

                (h)   To the knowledge of the Company, all information technology (including, without limitation, software and firmware) used by the Company or by any Subsidiary, including, without limitation, in all services and products provided by the Company or any such Subsidiary, whether to third parties or for internal use, or, to the knowledge of the Company after reasonable investigation, used in combination with any information technology of its customers or suppliers, accurately processes date and time data (including, without limitation, calculating, comparing and sequencing) from, into and between the years 1999 and 2000 and the twentieth century and the twenty-first century, including leap year calculations and neither performance nor functionality of such technology will be affected by dates prior to, during and after the year 2000.  Neither the
Company nor any Subsidiary has any obligations under warranty agreements, service agreements or otherwise to remedy any information technology defect relating to the year 2000.

 .22. Adequacy of Disclosure.  The Company has made available to Parent copies of all documents listed or referred to in the Company Schedule hereto or referred to herein.  All documents and materials delivered or made available in connection with Parent's investigation of the Company in connection with the transactions contemplated hereby, are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.  No representation or warranty by the Company in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Parent pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

 .23. Real Property.

 (a)    The Company Schedule lists all real estate used in the operation of the Company and its Subsidiaries as well as any other real estate that is owned by, leased or otherwise in the possession of the Company and its Subsidiaries and the improvements (including buildings and other structures)
located on such real estate (collectively, the "Real Property").  The Real Property consists of the following: (i) the distribution center in Phillipsburg, New Jersey (the "Phillipsburg Distribution
Center)", (ii) the  office facility in Sysosset, New York (the "Sysosset Facility"), which the Company leases pursuant to the lease described on the Company Schedule (the "Sysosset Lease"), (iii) the
distribution center in Allentown, Pennsylvania (the "Allentown Distribution Center"), which the
Company leases pursuant to the lease described on the Company Schedule (the "Allentown Lease"),
(iv) all retail store locations (the "Existing Stores") leased by the Company and/or its Subsidiaries, and (v) all retail store locations as to which the Company and/or its Subsidiaries are negotiating leases
(the "Future Stores").  The leases for the Existing Stores are referred to as the "Existing Store
Leases", and the leases being negotiated for the Future Stores (so long as they are not fully executed
by the parties thereto) are referred to as the "Future Store Leases".   The Sysosset Lease, the
Allentown Lease, and the Existing Store Leases are referred to as the "Real Estate Leases".

 (b)    The Company has good and marketable fee simple title (subject only to the exceptions set forth in Item 2.23 to the Company Schedule (the "Permitted Encumbrances")) to the
land, buildings and improvements comprising the Phillipsburg Distribution Center.  Neither the
Company nor any Subsidiary has any fee ownership interest in any Real Property except the
Phillipsburg Distribution Center.

 (c)    The Company has made available to Parent correct and complete copies of the Real
Estate Leases, as amended and currently in effect, all subordination, non-disturbance and attornment agreements and other agreements with landlord's lenders and/or ground lessors to which the tenant is a party, and all written violation notices or notices of default concerning the lease or the leased premises.  Each Real Estate Lease (i) is valid and in full force and effect with respect to the Company and, (ii) to the knowledge of the Company and its Subsidiaries, (A) constitutes the legal, valid and binding obligation of the landlord thereunder, enforceable in accordance with its terms, other than with respect to bankruptcy, fraudulent conveyance, moratorium, insolvency and other exceptions affecting creditors generally, (B) has not been modified, extended or supplemented in any material way and (C) constitutes the entire agreement among the parties thereto such that there are no material understandings, representations, warranties, allowances, concessions or promises not fully set forth therein.  Neither the Company nor any Subsidiary has assigned any of the Real Estate Leases, or subleased or granted any license or other rights to use all or any portion of any leased premises, to any other party, except as set forth in Item 2.23 on the Company Schedule.

 (d)    To the knowledge of the Company, neither the Company nor any Subsidiary is in default under any Real Estate Lease, all rent and other sums payable by or to the Company or any
Subsidiary thereunder are current within applicable notice and grace periods and no landlord under any Real Estate Lease has asserted a written notice of default on the part of the Company or any
Subsidiary thereunder and, to the knowledge of the Company, there is no default under any Real
Estate Lease by any other party.

 (e)    All of the Real Property is usable in the ordinary course of business and, to the knowledge of the Company, conforms in all material respects with any applicable laws, statutes, ordinances, codes, rules and regulations of any Governmental Entities relating to its construction, use and operation.  Except as set forth on the Company Schedule, the Company has not received any written notice of actual or asserted material violation of any certificate of occupancy or any material zoning, subdivision, building or other laws or governmental requirements, or any written notice from an insurance carrier or board of fire underwriters claiming defects or deficiencies in any Real
Property which has not been corrected.  To the knowledge of the Company, all improvements constructed or to be constructed pursuant to any Real Estate Lease have been completed substantially in compliance with such lease and the use of the Real Property in the conduct of the business of the
Company and or a Subsidiary is a permitted use under the terms of such lease.

 (f)    Except as set forth on the Company Schedule, (i) neither the Company nor any
Subsidiary has been notified in writing by any landlord under any Real Estate Lease that the landlord contests or seeks or intends to audit the Company's records with respect to the Company's sales and/or percentage rent, (ii) all of the Existing Stores are open for business and operating, and none of the Existing Stores is subject to any rent abatement or to any limitation on use due to casualty, condemnation, repair or other matter which is not reasonably expected to be restored or remedied,
(iii) the Company and its Subsidiaries have no knowledge of any violation of any co-tenancy requirement or tenant exclusive benefiting the Company or any Subsidiary under any of the Existing
Store Leases, or of the existence of any condition which with the passage of time or the giving of notice or both would constitute a violation of any such co-tenancy or exclusivity requirement, (iv)
neither the Company nor any Subsidiary has received any written notice from any landlord exercising any right of relocation under any Real Estate Lease or stating that the landlord intends to relocate any
Existing Store to alternate space, or to cancel, terminate or refuse to renew any Real Estate Lease, or to recapture all or any portion of the leased premises, or to exercise or decline to exercise any option or other right thereunder, and (v) neither the Company nor any Subsidiary is obligated to pay any brokerage fees, commissions or finders fees in connection with any of the Real Estate Leases.

 (g)    The Company has no written notice of any pending or threatened condemnation proceeding which would or could result in the termination or reduction of the use of or current access to any of the Real Property from existing public streets, or of any reduction in or access to the sewer, water or other utility services presently serving any of the Real Property.

 .24. Tax Matters.  Neither the Company or its Subsidiaries, nor, to the knowledge of the
Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

 .25. Affiliates.  Except for the persons listed in the Company Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule
145 under the Securities Act.

 .26. Board Action; Amendment of Rights Agreement; Applicability of Takeover Statutes.

               (a)    The Board of Directors of the Company has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Board of Directors of the Company for the consummation of the transactions contemplated hereby, including, without limitation, the Merger, and resolved to recommend that the stockholders of the
Company approve and adopt this Agreement.

               (b)    The Board of Directors of the Company has amended the Rights Agreement of the Company (the "Rights Agreement") in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement.  No holder of rights issued under the Rights Agreement shall be entitled to exercise such rights under, or be entitled to any rights or benefits pursuant to, such
Rights Agreement solely by reason of the approval, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

               (c)     The provisions of Section 203 of the DGCL will not apply to this Agreement or any of the transactions contemplated hereby.  No other "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation (each a "Takeover Statute") as in effect on the date hereof or any anti-takeover provision in the Company's Certificate of Incorporation or By-laws is applicable to the Company, the shares of Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

               (d)    The Company represents and warrants that as of the date hereof it has been advised by each of its directors and executive officers that each such person intends to vote his shares of Company Common Stock in favor of the approval and adoption of this Agreement and the Merger.

 .27. Opinion of Financial Advisor.  The Company has received the opinion of PaineWebber
Incorporated (the "Company Financial Advisor"), dated April 19, 2000, to the effect that, as of such date, the Common Exchange Ratio is fair to the stockholders of the Company from a financial point of view and a copy of such opinion has been made available to Parent.

 .28. Brokers and Finders.  Neither the Company nor any Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that the Company has employed the Company Financial Advisor as its financial advisor pursuant to the terms of an engagement letter, a true and complete copy of which has previously been furnished to Parent.

 .29. Accounting Matters.  Except as set forth on the Company Schedule, to the knowledge of the Company, neither the Company nor any of its Subsidiaries or their respective affiliates has taken or agreed to take any action, and no fact or circumstance is known to the Company or any of its subsidiaries that would prevent the Company from accounting for the Merger as a "pooling of interests."

 .30. Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve this Agreement and the Merger.


                                ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub each represents and warrants to the Company as follows, except as set forth on a Disclosure Schedule delivered by Parent concurrently with the execution and delivery of this Agreement (the "Parent Schedule"), each of which exceptions shall specifically identify the relevant subsection hereof to which it relates and shall be deemed to be representations and warranties as if made hereunder:

 .1. Organization and Powers.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.  Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith.  Each of Parent and Merger Sub is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Parent Material Adverse Effect.
As used in this Agreement, "Parent Material Adverse Effect" means any fact, condition, event, development or occurrence which, individually or when taken together with all other facts, conditions, events, developments or occurrences has an adverse effect of $2,500,000 or more on the financial condition operating results or business of Parent and its subsidiaries, taken as a whole;
provided, however, that in no event shall the items set forth in Schedule C hereto be taken into account in determining whether a Parent Material Adverse Effect has occurred.

 .2. Capital Stock.  Parent has authorized capital stock consisting of 100,000,000 shares of
Parent Common Stock and 5,000,000 shares of Preferred Stock, par value $0.01 per share ("Parent
Preferred Stock").  As of April 17, 2000:  (a) 21,681,606 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) no shares of
Parent Common Stock were held as treasury shares, (d) 5,108,354 shares of Parent Common Stock were reserved for issuance under Parent's 1998 Equity Compensation Plan (the "1998 Plan") and
Parent's 1993 Stock Incentive Plan (the "1993 Plan" and, together with the 1998 Plan, the "Parent
Stock Plans" (including (i) 2,991,550 shares reserved for issuance under the 1998 Plan, 952,200 of which were subject to outstanding options and 2,039,350 of which were reserved for future option grants, and (ii) 2,116,804 shares reserved for issuance under the 1993 Plan, all of which were subject to outstanding options, and (e) 90,000 shares of Parent Common Stock were reserved for issuance pursuant to stock options that were not issued under the Parent Stock Plans.  Since April 17, 2000, no additional shares of capital stock have been reserved for issuance by Parent and the only issuances of shares of capital stock of Parent have been issuances of Parent Common Stock upon the exercise of outstanding Parent stock options.  All of the issued and outstanding shares of Parent Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws, and all of such treasury shares were acquired by Parent in compliance with all applicable laws, including, without limitation, all applicable federal and state securities laws.  No shares of capital stock issued by Parent are or were at the time of their issuance subject to preemptive rights.  There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of Parent, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Parent, in any case except as described in this Section 3.2.  There are no voting trusts or other agreements or understandings to which Parent is a party, nor, to the knowledge of Parent, to which any shareholder of Parent is a party, with respect to the voting of capital stock of Parent.

 .3. Authority; Binding Effect.  Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.  All necessary action, corporate or otherwise, required to have been taken by or on behalf of each of Parent and Merger Sub by applicable law, their respective charter documents or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement, and (b) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that the Merger must be approved by the affirmative vote of a majority of the votes cast by the holders of the then outstanding shares of Parent Common Stock of record on the record date for the
Parent Shareholders Meeting (the "Required Parent Shareholder Approval").  This Agreement
constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except (y) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (z) for the limitations imposed by general principles of equity.

 .4. No Conflict; Approvals.  The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance of the obligations herein will not, (a) violate or conflict with Parent's or Merger Sub's charter or bylaws, (b) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which Parent or any subsidiary is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 3.5 or in the Parent Schedule in response thereto, conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to Parent or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (b) and (c), for any such breaches, defaults, Liens, third party rights, cancellations, modifications, accelerations or losses of benefits, conflicts or violations which would not have a
Parent Material Adverse Effect and do not impair the ability of Parent to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

 .5. Governmental Consents and Approvals. Except as set forth in the Parent Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any Governmental Entity, except (a) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (b) the filing of the Proxy Statement and related proxy materials with the SEC in accordance with the Exchange Act, (c) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, (d) the filing and recording of the Certificate of Merger in accordance with the DGCL, and (e) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this
Agreement without having a Parent Material Adverse Effect.

 .6. SEC Reports.  Parent has filed all required forms, reports and documents with the SEC since June 2, 1999 (collectively, the "Parent's SEC Reports"), including, without limitation, Parent's
Quarterly Report on Form 10-Q for the quarter ended October 30, 1999.  Parent's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the
Exchange Act.  As of their respective dates, none of Parent's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Parent has heretofore delivered to the Company, in the form filed with the SEC, all of Parent's SEC Reports.

 .7. Financial Statements.   Parent has delivered to the Company true and complete
copies of the (a) consolidated balance sheet of Parent and its subsidiaries at January 30, 1999 and the related consolidated income statement and statement of cash flow for the year then ended, together with the notes thereto, audited by Arthur Andersen LLP, and (b) unaudited consolidated balance sheet of Parent and its subsidiaries at January 29, 2000 and the related consolidated income statement and statement of cash flow for the year then ended, both of which have been prepared in accordance with
GAAP (except as may be indicated in the notes thereto).  Such balance sheets, including the related notes, fairly present in all material respects the consolidated financial position of Parent and its subsidiaries at the dates indicated and such consolidated income statements and statements of cash flow fairly present in all material respects the consolidated results of operations, and cash flow of

Parent and its subsidiaries for the periods indicated.  The unaudited consolidated balance sheet of
Parent and its subsidiaries at January 29, 2000 described above is referred to herein as the "Parent
1999 Balance Sheet."  The unaudited consolidated financial statements of Parent and its subsidiaries as at and for the year ended January 29, 2000 are referred to herein as the "Parent Unaudited
Financial Statements."

 .8. Absence of Certain Changes.  Except as otherwise disclosed in the Parent Schedule, since January 29, 2000, Parent and its subsidiaries have not (a) been subject to any events or conditions of any character that would have a Parent Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, (b) amended or otherwise modified its Articles of Incorporation or bylaws (or similar organization document), (c) made any material change to accounting methods, principles or practices, except as required by a change in GAAP occurring after January 29, 2000, (d)
sold, transferred, leased to others or otherwise disposed of any material properties or assets, except in the ordinary course of business, (e) terminated or received any notice of termination of any material contract, lease, license or other agreement or any Authorization other than in the ordinary course of business, (f) entered into any material transaction, contract or commitment other than in the ordinary course of business; or (g) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (b) through (f) of this Section 3.8.

 .9. Absence of Undisclosed Liabilities.  Neither Parent nor any of its subsidiaries have any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (a) as and to the extent reflected, reserved against or otherwise disclosed in the Parent 1999 Balance Sheet, (b) for liabilities and obligations incurred subsequent to January 29, 2000 in the ordinary course of business and which do not have a Parent Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, or (c) as disclosed in the Parent Schedule.

 .10. Absence of Litigation; Claims.  There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any Governmental
Entity or arbitrator, which, if decided adversely to Parent or such subsidiary, would have a Parent
Material Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which could reasonably be expected to have such effect.

 .11. Authorizations; Compliance With Law.

               (a)    Parent and its subsidiaries hold all Authorizations from all Governmental
Entities and other persons which are necessary for the lawful conduct of their respective businesses and their use and occupancy of their assets and properties in the manner heretofore conducted, used and occupied, except where the failure to hold any of the foregoing would not have a Parent Material
Adverse Effect or prevent Parent from performing its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

               (b)    Parent and each of its subsidiaries is in compliance in all material respects with all applicable laws, statutes, ordinances, codes, rules and regulations of any Governmental

Entities.

 .12. Adequacy of Disclosure.  Parent has made available to the Company copies of all documents listed or referred to in the Parent Schedule hereto or referred to herein.  Such copies, and all documents and materials delivered or made available in connection with the Company's investigation of Parent in connection with the transactions contemplated hereby, are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.  No representation or warranty by Parent in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the Company pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

 .13. Assets.  Except as described in the Parent Schedule, Parent has valid leasehold title to all personal property leased by it and good and marketable title to its owned personal property, including, without limitation, those assets and properties reflected in the Parent 1999 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except (a) the lien of current taxes not yet due and payable, (b) properties, interests, and assets disposed of by Parent since January
29, 2000 solely in the ordinary course of business consistent with past practice, (c) liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security and public liability laws and other similar legislation, (d) liens imposed by law, such as carriers', warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business, (e)
such secured indebtedness as is disclosed in the Parent 1999 Balance Sheet covering the properties referred to therein, and (f) such imperfections of title, easements and encumbrances, if any, as do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.  Except as set forth in the Parent Schedule, all buildings, structures, facilities, equipment and other items of tangible personal property reflected on the Parent 1999 Balance Sheet or acquired since January 29, 2000 are in good operating condition and repair, subject to normal wear and maintenance and are useable in the ordinary course of business of Parent.

 .14. Taxes.

               (a)    All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Parent (the "Parent Tax Returns") on or prior to the date hereof or with respect to taxable periods ending on or prior to the date hereof with respect to any Taxes have been or will be timely filed with the appropriate Governmental Entities in all jurisdictions in which such Parent Tax Returns are required to be filed, and all such Parent Tax Returns correctly reflect in all material respects the liabilities of Parent for Taxes for the periods, property or events covered thereby.

               (b)    All Taxes, including, without limitation, those which are called for by the
Parent Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Parent, have been fully paid or properly accrued.  The accruals for Taxes contained in Parent 1999 Balance
Sheet are adequate to cover the tax liabilities of Parent as of January 29, 2000 and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate.

               (c)    Parent has not received any notice of assessment or proposed assessment in connection with any Taxes or Parent Tax Returns and there are no pending tax examinations of or tax claims asserted against Parent or any of its assets or properties.  Parent has not extended, or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.

 .15. Employee Benefit Plans; Employment Agreements.  Except as set forth on the Parent
Schedule, all employee benefit plans (as defined in Section 3(3) of ERISA) that are maintained or sponsored by Parent and any other benefit arrangement, obligation or other practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to one or more present or former employees, directors, agents, or independent contracts that is maintained by Parent (together, "Parent Employee Plans") are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the
Treasury), all Parent Employee Plans have been operated at all times in accordance with their terms, and Parent has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Parent Employee Plans.

 .16. Labor Matters.  Except as disclosed on the Parent Schedule, there are no material controversies pending or, to the knowledge of Parent, threatened, between Parent and any of its employees.  Parent is not a party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by
Parent as an exclusive bargaining representative for employees of Parent.  Except as disclosed on the
Parent Schedule, to Parent's knowledge, there is no significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Parent Schedule, (a) there is no active arbitration under any collective bargaining agreement involving Parent, (b) there is no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Parent pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to Parent's knowledge, threatened, and (c) there is no strike, picketing or work stoppage by, or any lockout of, employees of Parent pending, or to Parent's knowledge, threatened, against or involving Parent.

 .17. Environmental Matters.  Except as set forth in the Parent Schedule:

                      (a)  no written notice, notification, demand, request for information, citation, summons or order has been received by Parent, no complaint has been filed, no penalty has been assessed and no investigation, action, claim or proceeding is pending or, to the knowledge of Parent, threatened by any Governmental Entity or other Person against Parent under any Environmental Law, except for those which would not reasonably be expected to result in a Parent Material Adverse
Effect;

        (b)  Parent has not incurred any Environmental Liabilities, which would result in a Parent
Material Adverse Effect, and, to the knowledge of Parent, there are no facts, conditions or circumstances which could reasonably be expected to result in or be the basis for any such liability, which, if adversely determined, would result in a Parent Material Adverse Effect; and

               (c)    Parent and its respective operations are in compliance with all
Environmental Laws, and have and are in compliance with all Environmental Permits, except where such non-compliance would not reasonably be expected to have a Parent Material Adverse Effect.

 .18. Intellectual Property.

               (a)    Except as set forth in the Parent Schedule, Parent owns, or is licensed pursuant to fully-paid (other than upgrade costs and purchaser maintenance costs), perpetual licenses to use, or otherwise possesses or has legally enforceable rights to use, all software, firmware, copyrights, patents, trademarks, service marks, trade names, trade secrets and proprietary technologies, know-how, and all other inventions, discoveries, improvements, processes and formulas
(secret or otherwise) and any related documentation thereto used or possessed by or related to Parent or necessary for the current conduct of the business of Parent.

               (b)    Parent is not, nor will it be as a result of the execution and delivery of this
Agreement or the performance of the transactions contemplated hereby, in violation of any licenses, sublicenses and other contracts to which Parent is a party and pursuant to Parent is authorized to use any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned by a third party.

                (c)   To the knowledge of Parent, all copyrights, patents, trademarks, service marks and trade names held by Parent are valid and subsisting, except for any failures so to be valid and subsisting that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

                (d)   In conducting its business as presently conducted, to the knowledge of
Parent, except as disclosed in the Parent Schedule, Parent is not infringing upon or unlawfully or wrongfully using any patent, copyright, trademark, trade name, service mark or any other form of intellectual property or trade secret owned or claimed by another.  Except as disclosed in the Parent
Schedule, Parent is not in default under, nor has it received any notice of any claim of infringement or any other claim or proceeding relating to, any such patent, copyright, trademark, trade name, service mark, trade secret or any other form of intellectual property or any agreement relating thereto.

 .19. Tax Matters.  Neither Parent or Merger Sub nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

 .20. Affiliates.  Except for the persons listed in the Parent Schedule, there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 145 under the
Securities Act.

 .21. Opinion of Financial Advisor. Parent has received the opinion of Donaldson, Lufkin and Jenrette Securities Corporation (the "Parent Financial Advisor"), dated April 21, 2000, to the effect that, as of such date, the Common Exchange Ratio is fair to Parent from a financial point of view and a copy of such opinion has been made available to the Company.

 .22. Brokers and Finders.  Neither Parent nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that

Parent has employed the Parent Financial Advisor as its financial advisor pursuant to the terms of an engagement letter, a true and complete copy of which has previously been furnished to the Company.

 .23. Board Action.

               (a)    The Board of Directors of Parent has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Parent and its shareholders and has resolved to recommend to such shareholders that they vote in favor of the transactions contemplated by this Agreement.

               (b)    Parent represents and warrants that as of the date hereof it has been advised by each of its directors and executive officers that each such person intends to vote his shares of
Parent Common Stock in favor of the issuance of the Merger Stock.

 .24. Accounting Matters.  To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action, and, except as set forth on the Parent Schedule, no fact or circumstance is known to Parent, that would prevent the Company from accounting for the Merger as a "pooling of interests."

 .25. Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve this Agreement and the Merger.

 .26. ZB Holdings LLC.  Except as set forth in the Parent Schedule:

 (a) Parent has no obligation to provide additional financing to ZB Holdings LLC, a Delaware limited liability company and affiliate of Parent ("Holdings");
 (b) Parent has no obligation to purchase the membership interests of any other member of Holdings;
 (c) Parent owns (or has adequate rights to use or transfer pursuant to license, sublicence, agreement or permission) the uniform resource locator www.zanybrainy.com; and
 (d) Upon the dissolution and cessation of the business of Holdings and its wholly-owned subsidiary, ZanyBrainy.com LLC, a Delaware limited liability company, Parent will not be restricted from operating another online retail website.




                          ARTICLE IV
                        OTHER AGREEMENTS

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 .1. Conduct of the Company's Business.  The Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise consent in writing, the business of the Company and the Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of those of its present officers, employees and consultants that are integral to the operation of its business as presently conducted and to preserve the present relationships of the
Company and its Subsidiaries with customers, suppliers and other persons with which the Company and the Subsidiaries have significant business relations.  By way of amplification and not limitation, except as otherwise expressly contemplated by this Agreement, the Company agrees on behalf of itself and its Subsidiaries that, without the prior written consent of Parent, which consent in the case of clauses (b)(iii)-(vii), (c), (d) and (e) below shall not be unreasonably withheld or delayed, each of the Company and its Subsidiaries will, between the date of this Agreement and the Effective Time:

               (a)    not, directly or indirectly, do any of the following: (i) amend or propose to amend its charter documents or by-laws; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock option plans described in the Company Schedule or otherwise, provided that the Company may issue shares of Company Common Stock pursuant to currently outstanding options or employee stock purchases referred to in the Company Schedule in response to Section 2.3 above and the Company may issue options pursuant to the Company Option Plan in amounts and on terms consistent with past practice, provided that such option grants do not exceed 50,000 shares in the aggregate; (v) accelerate, amend or change the period of exerciseability of options or restricted stock granted under any of the Company Stock Plans or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement; (vi) except as set forth in Section 2.26(b) in connection with the transactions contemplated by this Agreement, amend the Rights Agreement or redeem the rights issued pursuant thereto; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a);

               (b)    not, directly or indirectly, (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or make any equity investments therein; (ii) issue, sell, pledge, dispose of or encumber any assets (including, without limitation, licenses, Authorizations or rights) of the Company or the Subsidiaries (except for (A) purchases or sales of inventory in the ordinary course of business and in a manner consistent with past practice, (B) dispositions of obsolete or worthless inventory, (C) purchases or sales of immaterial assets not in excess of $50,000 in the aggregate and
(D) as set forth in the Company Schedule) or enter into any securitization transactions; (iii) incur any indebtedness for borrowed money or issue any debt securities exceeding $50,000 in the aggregate except for borrowings and reborrowings under the Company's existing credit facility in the ordinary course of business and consistent with past practice and except as set forth in the Company Schedule,
(iv) make any commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $50,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets or except as set forth in the Company Schedule; (v) enter into or modify any material contract, lease or agreement except in the ordinary course of business and consistent with past practice or except as set forth in the Company Schedule; (vi) terminate, modify, assign,

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
waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of business or except as expressly provided herein; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph
(b);

               (c)    not, directly or indirectly, (i) initiate any litigation or arbitration proceeding;
(ii) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business pursuant to arm's length transactions on commercially reasonable terms; (iii) make any material change to its accounting methods, principles or practices except as required by a change in GAAP occurring after the date hereof; or (iv) settle or compromise any Tax liability for an amount in excess of $25,000 or, on any
Tax Return, take any position, make any election or adopt any method that is inconsistent with positions taken, elections made or methods used in similar Tax Returns in prior periods;

               (d)    not, directly or indirectly, (i) grant any increase in the salary or other compensation of its employees except in the ordinary course of business and consistent with past practice or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee of the
Company; (ii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices; or (iii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees except as set forth in the Company Schedule; and

               (e)    not, directly or indirectly, take (and will use reasonable efforts to prevent any affiliate of the Company from taking) or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.l; (ii) any action which would make any of the Company's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect; (iii) any action which could prevent it from performing, or cause it not to perform, its obligations under this Agreement; (iv) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code; or (v) any action that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes.

 .2. Conduct of Business by Parent Pending the Merger.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective
Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business in the ordinary course of business and consistent with past practice and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

 (a)    amend or otherwise change Parent's Articles of Incorporation or By-Laws;

 (b)    (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; or (ii)
issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any rights agreement, stock option plans or otherwise, provided that Parent may issue shares of Parent Common
Stock pursuant to currently outstanding options or employee stock purchases referred to on the
Parent Schedule in response to Section 3.2 above and Parent may issue options pursuant to its 1998
Equity Compensation Plan in amounts and on terms consistent with past practice, provided that such option grants do not exceed 50,000 shares in the aggregate;

 (c)    acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement; or

 (d) take any action to change its accounting policies or procedures except as required by a change in GAAP occurring after the date hereof; or

 (e)    take or agree in writing or otherwise to take, (i) any of the actions described in this Section 4.2; (ii) any action which would make any of Parent's representations or warranties in this Agreement, if made on and as of the date of such action or agreement, untrue or incorrect in any material respect; (iii) any action which could prevent it from performing, or cause it not to perform, its obligations under this Agreement; (iv) any action that would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code; or (v) any action that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes.

 .3. Parent's Undertakings.  Parent will not, directly or indirectly, take (and will use reasonable efforts to prevent any affiliate of Parent from taking) any action that would cause the
Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code or would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes.  Parent shall as promptly as practicable following the date hereof apply for approval for listing of Parent Common Stock to be issued pursuant to the Merger on the Nasdaq National Market upon official notice of issuance.

 .4. Access to Information.  Between the date of this Agreement and the Closing Date, the
Company and Parent will each (a) give the other party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities and to all of its books and records, (b) permit the other party and its authorized representatives to make such reasonable inspections as it may require and (c) cause its officers and those of its subsidiaries to furnish the other party and its authorized representatives with such financial and operating data and other information with respect to its business and properties, as the other party and its authorized representatives may from time to time reasonably request.  All such access and information obtained by Parent, the Company and their authorized representatives shall be subject to the terms and conditions of the confidentiality agreement between the Company and Parent dated February 28, 2000 (the "Confidentiality Agreement").

 .5. Stockholder Vote; Proxy Statement.

               (a)    As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with Rules 14a-1 et seq. of the Exchange Act, the DGCL, the rules of the National Association of Securities Dealers, Inc. and the Company's Certificate of Incorporation
and By-laws to call, give notice of, convene and hold a meeting of the Company's stockholders to consider and vote upon the approval and adoption of this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable (the "Company
Stockholders Meeting").  Subject to the fiduciary duties of the Board of Directors under applicable law, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, the Board of Directors of the Company shall use its reasonable best efforts to solicit and secure from its stockholders such approval and adoption of this Agreement and the transactions contemplated hereby, which efforts may include, without limitation, soliciting stockholder proxies therefor, and to advise the other party upon its request, from time to time, as to the status of the stockholder vote then tabulated.

               (b)    As promptly as practicable after the date hereof, Parent shall take all action necessary in accordance with Rules 14a-1 et seq. of the Exchange Act, the laws of the
Commonwealth of Pennsylvania, the rules of the National Association of Securities Dealers, Inc. and
Parent's Articles of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of
Parent's shareholders to consider and vote upon the approval of the Merger and for such other purposes as may be necessary or desirable (the "Parent Shareholders Meeting").  Subject to the
fiduciary duties of the Board of Directors of Parent under applicable law, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, the Board of Directors of Parent shall use its reasonable best efforts to solicit and secure from its shareholders such approval, which efforts may include, without limitation, soliciting shareholder proxies therefor, and to advise the other party upon its request, from time to time, as to the status of the shareholder vote then tabulated.

               (c)    As promptly as practicable after the date hereof, the Company and Parent shall jointly prepare and file with the SEC preliminary proxy materials that shall constitute the joint proxy statement of the Company and Parent under the Exchange Act with respect to the Merger (the
"Proxy Statement"), and a registration statement on Form S-4 with respect to the Parent Common
Stock to be issued in connection with the Merger (the "Registration Statement") and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause the Registration Statement to become effective, and the Proxy Statement and proxy to be mailed to the Company's and the Parent's stockholders, as promptly as practicable.  The Proxy
Statement shall include the unqualified recommendation of (i) the Company's Board of Directors that the Company's stockholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel and (ii) Parent's Board of Directors that Parent's shareholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, unless otherwise necessary due to the applicable fiduciary duties of the directors of Parent, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel.

               (d)    As soon as practicable after the date hereof, the Company and Parent shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state securities laws relating to the Merger and the transactions contemplated hereby
(collectively, "Other Filings") and will use their best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

               (e)    The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Registration Statement, the Proxy Statement and the Other Filings (collectively, the "SEC Transaction Filings") and shall provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

               (f)    The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Transaction Filings or for additional information and will supply the other party with copies of all correspondence between the Company or any of its representatives or
Parent and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto.  If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Transaction Filings, the Company and Parent agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Proxy
Statement, mailing such supplement or amendment to the Company's stockholders.  Parent shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

               (g)    The information supplied by the Company for inclusion in the Registration
Statement shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the
Registration Statement or necessary in order to make the statements in the Registration Statement not misleading.  The information supplied by the Company for inclusion in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to stockholders, at the time of the Company
Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy
Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders
Meeting which has become false or misleading.  If at any time prior to the Effective Time any event relating to the Company, any of its Subsidiaries or any affiliates of the foregoing should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent.

               (h)    The information supplied by Parent for inclusion in the Registration
Statement shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the
Registration Statement or necessary in order to make the statements in the Registration Statement not misleading.  The information supplied by Parent for inclusion in the Proxy Statement shall not, at the time the Proxy Statement is first mailed to stockholders of the Company, at the time of the Company

Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy
Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders
Meeting which has become false or misleading.  If at any time prior to the Effective Time any event relating to Parent or any of its affiliates should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company.

 .6. Reasonable Best Efforts.  Subject to the fiduciary duties of its Board of Directors, as determined by such directors in good faith after consultation with and based upon the written advice of independent legal counsel, and except as otherwise provided herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, statutes, ordinances, codes, rules and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including, without limitation, the satisfaction of all conditions to the Merger, and to consummate the Merger as promptly as practicable.

 .7. Public Announcements.  No party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental
Entities and all disclosure as may, in its good faith judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

 .8. Notification.  Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of (i) any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein or (ii) any failure to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it, give notice thereof to the other parties and shall use its best efforts to prevent or promptly to remedy such breach or failure; provided, however, that none of such notices shall be deemed to modify, amend or supplement the representations and warranties of the such party or the disclosure schedules of such party for the purposes of Article V hereof, unless the other party shall have consented thereto in writing.

 .9. Subsequent Financial Statements.  Prior to the Effective Time, each party will consult with the other prior to (a) making publicly available its financial results for any period, and (b) the filing of (which shall be a timely filing with the SEC) each Annual Report on Form 10-K, Quarterly
Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange
Act and will promptly deliver to the other copies of each such report filed with the SEC.

 .10. Regulatory and Other Authorizations.

        (a)    Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the Merger and to obtain all Authorizations, consents, orders and approvals of Governmental Entities and non-governmental third parties that may be or become necessary for (i) the performance of its respective obligations pursuant to this Agreement, and (ii) the ownership of the Surviving Entity by
Parent, and each party will cooperate fully with the other party in promptly seeking to obtain all such
Authorizations, consents, orders and approvals.  The foregoing covenant shall not include any obligation by Parent or the Company to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company, except as to any stores of the
Company and its Subsidiaries which account for no more than 5% of the total revenues of the
Company and its Subsidiaries taken as a whole or any stores of Parent and its subsidiaries which account for no more than 3% of the total revenues of Parent and its subsidiaries taken as a whole.

        (b)    The Company and Parent shall each promptly make an appropriate filing of a
Notification and Report Form pursuant to the HSR Act and shall promptly respond to any request for additional information with respect thereto.  Each such filing shall request early termination of the waiting period imposed by the HSR Act.

               (c)    The Company and Parent will consult with each other with respect to any suit, action or proceeding by any third party, including any Governmental Entity, to restrain, prohibit or otherwise oppose the Merger or any other transaction contemplated by this Agreement and will use their commercially reasonable best efforts to resist any such effort to restrain, prohibit or otherwise oppose the Merger or any other transaction contemplated by this Agreement; provided, however, that neither the Company nor Parent shall have any obligation to make material expenditures in connection with such efforts.

 .11. Takeover Statute. If any Takeover Statute shall become applicable to the transactions contemplated hereby, each of the Company and Parent and the members of their respective Boards of
Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute.

 .12. Indemnification of Directors and Officers.

               (a)    The By-Laws and Certificate of Incorporation of the Surviving Entity shall contain the provisions with respect to indemnification set forth in the By-Laws and Certificate of
Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors or officers of the Company or its Subsidiaries, unless such modification is required after the Effective
Time by law.

               (b)    For a period of six years after the Effective Time, Parent shall cause the
Surviving Entity to maintain in effect, if available, directors' and officers' liability insurance covering those individuals who served as directors or officers of the Company at any time during the 12 months immediately preceding the Effective Time on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event shall the Surviving Entity be required to expend in excess of 300% of the annual premium currently paid by the Company for such coverage.

               (c)    From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owning by, and the timely performance of all other obligations of, the
Surviving Entity under this Section 4.12.

               (d)    The provisions of this Section 4.12 shall survive the consummation of the
Merger at the Effective Time, are intended to benefit the Company, the Surviving Entity and the
Indemnified Parties, shall be binding on all successors and assigns of the Surviving Entity and shall be enforceable by the Indemnified Parties.

 .13. Affiliates.

 (a)    The Company shall use all reasonable efforts to cause each person who is so identified as an "affiliate" of it for purposes of Rule 145 under the Securities Act or the rules and regulations of the SEC relating to pooling of interests accounting treatment for merger transactions to deliver to Parent as promptly as practicable but in no event later than five business days prior to the
Closing Date, a signed agreement substantially in the form of Schedule B.  The Company shall notify
Parent from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 4.13(a).

 (b)    Parent shall use all reasonable efforts to cause each person who is so identified as an "affiliate" of it for purposes of Rule 145 under the Securities Act or the rules and regulations of the SEC relating to pooling of interests accounting treatment for merger transactions to deliver to the Company as promptly as practicable but in no event later than five business days prior to the Closing Date, a signed agreement substantially in the form of Schedule D.  Parent shall notify the Company from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 4.13(b).

 .14. Tax-Free Reorganization. Each of Parent and the Company will use its best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and to enable its respective counsel to render the opinions contemplated by Sections 5.2(f) and 5.3(g).
Each party shall make, and shall use its best efforts to cause those of its respective officers and stockholders that counsel to the parties shall reasonably request to make, such representations and certifications as counsel to the parties shall reasonably request to enable them to render such opinion, including, without limitation, the representations of Parent contained in a certificate of Parent and the representations of the Company contained in a certificate of the Company.

 .15. No Solicitation.

  (a)   Without the prior written consent of Parent, from and after the date hereof, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any officers, directors, employees, financial advisors, agents and other representatives of any of the foregoing
("Representatives") to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as hereinafter defined) from any person; (ii) engage in any discussion or negotiations relating to any
Acquisition Proposal; or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal.  Notwithstanding any other provision hereof, the Company may, at any time prior to the time the Company's stockholders shall have voted to approve this
Agreement engage in discussions or negotiations with a third party (and may furnish such third party information concerning the Company and its business, properties and assets to such party), provided that all of the following has occurred:  (1) such party has (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or the
Representatives after the date hereof) made an unsolicited bona fide written Acquisition Proposal, which proposal the Company's Board of Directors in good faith concludes (after consultation with its financial advisors and outside counsel) would result in a transaction that is more favorable to its stockholders from a financial point of view than the transactions contemplated by this Agreement and the Company's Board of Directors shall determine in good faith (after consultation with its financial advisors and outside counsel) that such third party is financially able to consummate the Acquisition
Proposal (such an Acquisition Proposal, a "Superior Proposal"), (2) the Company's Board of
Directors shall determine in good faith (after consultation with outside counsel) that such action is necessary for it to act in a manner consistent with its fiduciary duties under applicable law, (3) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company receives from such person or entity an executed confidentiality agreement in the same form as the Confidentiality Agreement, (4) the Company shall have fully complied with this
Section 4.15; (5) Parent shall have been promptly notified in writing of such Acquisition Proposal, including all of its terms and conditions, shall have promptly been given copies of such proposal and shall have promptly been apprised of all material discussions, and the content thereof, with respect to the Acquisition Proposal.  In addition, the Company may (A) comply with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; and/or (B) change its recommendation concerning the Merger or accept a Superior Proposal from a third party, provided that in either case the Company terminates this Agreement pursuant to Section 6.1(i) hereof.  As used herein, "Acquisition Proposal" means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving the Company or any Subsidiary of the
Company or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary thereof.

               (b)    The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company or its Representatives with respect to the foregoing and shall promptly request the return of all confidential or proprietary information of the Company furnished to any of such parties.  The Company shall give Parent at least two business days prior written notice of (i) any meeting of the Board of Directors of the Company to take any action with respect to an Acquisition
Proposal or to withdrawing or modifying, in a manner adverse to Parent, its recommendation to the
Company's stockholders in favor of approval of the Merger and (ii) any agreement to be entered into with any person making such inquiry, offer or proposal.

  (c)   Prior to accepting a Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with Parent, for a period of not less than three business days, to make such changes to the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated hereby.

               (d)    During the period from the date of this Agreement through the Effective
Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.  During such period, the
Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, without limitation, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the
United States of America or of any state having jurisdiction.

               (e)    The Company shall ensure that the officers, directors and Affiliates of the
Company and its Subsidiaries and any investment banker or other financial advisor or representative retained by the Company or any Subsidiary of the Company are aware of the restrictions described in this Section 4.15.

 .16. Accountant's Letters.

  (a)   Following receipt by the Company's independent public accountants of an appropriate request from Parent pursuant to Statement of Auditing Standards ("SAS") No. 72, the
Company shall use reasonable best efforts to cause to be delivered to Parent two letters from the
Company's independent public accountants, one dated approximately the date on which the
Registration Statement shall become effective and one dated the Closing Date, each addressed to the
Company and Parent, in form reasonably satisfactory to Parent and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.  The Company shall use reasonable best efforts to cause to be delivered to Parent a copy of a letter from the Company's independent accountants dated as of the Closing
Date, regarding the qualification of the Merger as a pooling-of-interests under Opinion 16 of the
Accounting Principles Board.

               (b)    Following receipt by the Parent's independent public accountants of an appropriate request from the Company pursuant to SAS No. 72, Parent shall use reasonable best efforts to cause to be delivered to the Company two letters from Parent's independent public accountants, one dated approximately the date on which the Registration Statement shall become effective and one dated the Closing Date, each addressed to Parent and the Company, in form reasonably satisfactory to the Company and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration
Statement.  Parent shall use reasonable best efforts to cause to be delivered to the Company a copy of a letter from Parent's independent public accountants, addressed to Parent, dated the Closing Date, regarding the qualification of the Merger as a pooling-of-interests under Opinion 16 of the
Accounting Principles Board.

               (c)    Each of the Company and Parent shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC.

 .17. Employee Matters.  Company employees shall be eligible to participate in all benefit plans in which similarly situated employees of Parent are eligible to participate.  For all purposes, including, without limitation, eligibility, vesting, vacation accrual and entitlement, benefits and benefit accruals under all benefit plans of Parent, Parent shall give the Company employees credit for all service with the Company prior to the Closing Date as if such service had been service with
Parent, provided that no credit will be given for any service that would result in a duplication of benefits under any such benefit plan.  Prior to the Effective Time, Parent shall have established a definitive severance pay plan reflecting the principal terms set forth in Schedule F.

 .18. The Company's Chief Executive Officer and President..  Parent shall, as of the

Effective Time, have entered into a definitive arrangements with each of Stanley Greenman and
Stewart Katz reflecting the principal terms set forth in Schedule E.

 .19. Board of Directors.  The Board of Directors of Parent will take action prior to the
Effective Time to cause the number of directors comprising the full Board of Directors of Parent at the Effective Time to be increased to eight persons, and Stanley Greenman shall be elected to the
Board of Directors of Parent by Parent's Board of Directors effective at the Effective Time, such increase in number and such election to be subject to the Closing.

 .20. Undertakings Relating to the Real Property.

  (a)   The Company shall promptly deliver to Parent all surveys, site plans, subdivision plans, schematic drawings, maps, construction drawings, plans and specifications, certificates of occupancy, permits, licenses and approvals in its possession concerning the Real
Property, as well as copies of the deeds by which the Company acquired title to the Phillipsburg
Distribution Center and all policies of title insurance, Permitted Encumbrances and other title information in its possession concerning the Real Property.

  (b)   At Parent's request, the Company shall promptly deliver to Parent a schedule listing each of the Real Estate Leases, and as to each identify the following information:  (i) date of initial lease and each amendment, (ii) name of landlord (if different from that shown in lease), (iii)
remaining options to extend the term, accept expansion space, surrender a portion of the leased space, and/or terminate the lease, and the dates by which notice must be given to exercise each such option, and (iv) tenant's share (expressed as a dollar amount) of operating expenses, common area maintenance charges, taxes and other costs and expenses.

  (c)   The Company shall file and cause to be recorded in the Office of the
Recorder of Deeds in and for the County of Warren, State of New Jersey, a copy of all documents, certified by the appropriate Secretary of State, evidencing that Noodle Kidoodle, Inc., a Delaware corporation now holds title to the property conveyed to Martin Zippel, Co., Inc. by deed dated
September 20, 1982 and recorded January 21, 1983 in Book 816, Page 347 in the Office of the
Recorder of Deeds in and for the County of Warren, State of New Jersey.

  (d)   At Parent's request, the Company shall provide Parent and any environmental consultant acting on its behalf (such consultant to be reasonably acceptable to the Company) access to the two parcels of land owned by the Company adjacent to the Phillipsburg Distribution Center for the purpose of performing a Phase I environmental investigation.  At the Company's request, it shall have the right to discuss the investigation with the consultant and Parent shall promptly deliver to the Company drafts of the consultant's report as well as the results of any such investigation.

 .21. Company 401(k) Plans.  The Company shall take all such actions as may be necessary to cause the Noodle Kidoodle, Inc. 401(k) Plan and Noodle Kidoodle, Inc. Supplemental 401(k) Plan
to be terminated effective as of the Effective Time.

                            ARTICLE V
                       CONDITIONS TO CLOSING

 .1. Conditions to the Obligations of the Company and Parent and Merger Sub.  The
respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the transactions contemplated hereby are subject to the requirements that:

               (a)    Stockholder Approval.  This Agreement and the Merger shall have been approved and adopted by the requisite vote of (i) the stockholders of the Company in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Company, and (ii) the shareholders of Parent as may be required by law and by any applicable provisions of its Articles of Incorporation and Bylaws.

               (b)    No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation of the Merger or any of the transactions contemplated hereby, or (ii)
prohibiting or limiting the ownership, operation or control by the Company, Parent or any of their respective subsidiaries of any portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or compelling the Company, parent or any of their respective subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of the
Company, parent or any of their respective subsidiaries (except as contemplated by Section 4.10(a)
hereof); nor shall any action have been taken by a Governmental Entity or any federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity or arbitrator, which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

               (c)    HSR Act.  Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

               (d)    Registration Statement.  The Registration Statement shall have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued, and
Parent shall have received all requisite authorizations under all applicable state securities or blue sky laws necessary to consummate the transaction.

               (e)    Nasdaq Listing.  Approval for listing by the Nasdaq National Market upon official notice of issuance of Parent Common Stock to be issued in the Merger shall have been received by Parent.

               (f)    Pooling.  Parent shall have received and delivered to the Company and the
Company's independent public accountants, a letter from its independent public accountants, dated approximately the date the Registration Statement is declared effective and as of the Closing Date, stating that the Merger will qualify as a pooling-of-interests under Opinion 16 of the Accounting
Principles Board.  The Company shall have received and delivered to Parent, a letter from its independent public accountants, dated approximately the date the Registration Statement is declared effective and as of the Closing Date, regarding the qualification of the Merger as a pooling of interests for accounting purposes.

 .2. Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated hereby are subject to the further requirements that:

               (a)    Representations and Warranties.  The representations and warranties of
Parent and Merger Sub contained in this Agreement shall be true and correct on the date hereof and
(except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 5.2(a)
only, such representations and warranties shall be deemed to be true and correct as of the Closing
Date unless the failure or failures of such representations and warranties to be so true and correct
(without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Parent Material Adverse Effect.

               (b)    Performance of Obligations.  Each of the obligations of Parent and Merger
Sub to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing Parent shall have delivered to the Company a certificate to that effect.

               (c)    Absence of Material Adverse Effect.  No Parent Material Adverse Effect
shall have occurred, and no fact or circumstance shall exist which could reasonably be expected to result in a Parent Material Adverse Effect.

               (d)    Consents.  The consents set forth on Item 5.2(d) of the Parent Schedule shall have been obtained.

               (e)    Tax Opinion. Kramer Levin Naftalis & Frankel LLP shall have delivered to the Company its written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company, substantially to the effect that  the Merger constitutes a reorganization under Section 368(a) of the Code and that Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

               (f)    Ancillary Agreements.  Each of Stanley Greenman and Stewart Katz shall have entered into definitive arrangements reflecting the principal terms set forth in Schedule E and
Parent and the Company shall have entered into employment agreements with each of them, substantially in the form attached to Schedule E as Exhibits A and B, respectively.  Each affiliate of
Parent listed in the Parent Schedule shall have executed and delivered the Affiliate Agreement substantially in the form of Schedule D.

               (g)    Fairness Opinion.  The Board of Directors of the Company shall have received from the Company Financial Advisor a written opinion, dated as of the date hereof, in form and substance reasonably satisfactory to the Board of Directors of the Company, to the effect that the
Merger Consideration is fair to the holders of Company Common Stock from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy
Statement is first mailed to the stockholders of the Company and not subsequently withdrawn.

 .3. Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and
Merger Sub to consummate the transactions contemplated herebys are subject to the further requirements that:

               (a)    Representations and Warranties.  The representations and warranties of the

Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; provided, however, that for purposes of this Section 5.3(a) only, such representations and warranties shall be deemed to be true and correct as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materially qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Company Material Adverse Effect.

               (b)    Performance of Obligations.  Each of the obligations of the Company to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing the Company shall have delivered to Parent a certificate to that effect.

               (c)    Absence of Material Adverse Effect.  No Company Material Adverse Effect
shall have occurred, and no fact or circumstance shall exist which could reasonably be expected to result in a Company Material Adverse Effect.

  (d)   No Litigation.  There shall not be any litigation or other proceeding pending or threatened, which is reasonably likely to be decided adversely to the Company and reasonably likely to have a Company Material Adverse Effect.

               (e)    Consents.  The consents set forth on Item 5.3(e) of the Company Schedule shall have been obtained.

               (f)    Tax Opinion.  Morgan, Lewis & Bockius LLP shall have delivered to Parent its written opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to
Parent, substantially to the effect that the Merger constitutes a reorganization under Section 368 of the
Code and that Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

  (g)   Fairness Opinion.  The Board of Directors of Parent shall have received from the Parent Financial Advisor a written opinion, dated as of the date hereof, in form and substance reasonably satisfactory to the Board of Directors of Parent, to the effect that the Common Exchange
Ratio is fair to Parent from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the shareholders of Parent and not subsequently withdrawn.

               (h)    Ancillary Agreements. Each affiliate of the Company listed in the Company
Schedule shall have executed and delivered the Affiliate Agreement substantially in the form of
Schedule B.


                                ARTICLE VI
                     TERMINATION, AMENDMENT AND WAIVER

 .1. Termination.  This Agreement may be terminated (by written notice by the terminating party to the other party) and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

               (a)    By mutual written consent of each of Parent and the Company;

               (b)    By either Parent or the Company if the Merger shall not have been consummated on or before October 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

               (c)    By either Parent or the Company if a Governmental Entity or arbitrator shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

               (d)    (i) By Parent if the Company shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by the Company shall have been breached in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect) when made or shall have since ceased to be true and correct in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and, with respect to the representations and warranties, such breaches or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Company Material Adverse Effect, or (ii) by the Company if Parent shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Parent shall have been breached in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect) when made or shall have since ceased to be true and correct in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) and, with respect to the representations and warranties, such breaches or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Parent Material Adverse Effect;

               (e)    By Parent upon the existence of a condition or after the occurrence of an event which results in, or could reasonably be expected to result in, a Company Material Adverse
Effect;

               (f)    By the Company upon the existence of a condition or after the occurrence of an event which results in, or could reasonably be expected to result in, a Parent Material Adverse
Effect;

               (g)    By Parent, by written notice to the Company, if (i) the Board of Directors of the Company shall not have recommended the Merger to the Company's stockholders, or shall have modified in a manner adverse to Parent or rescinded its recommendation of the Merger to the
Company's stockholders as being advisable and fair to and in the best interests of the Company and its stockholders, or shall have modified in a manner adverse to Parent or rescinded its approval of the
Agreement, or shall have resolved to do any of the foregoing, (ii) the Board of Directors of the
Company shall have recommended to the stockholders of the Company any Acquisition Proposal
(other than by Parent or an affiliate of Parent) or shall have resolved to do so, (iii) any Person (other than parent of an affiliate of Parent) acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of the outstanding shares of capital stock of the Company, (iv) a tender offer or exchange offer (other than by Parent or an affiliate of Parent) for more than 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of
Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within the ten business day period (or such shorter period) required by
Section 14e-2 of the Exchange Act (the taking of no position by the expiration of such ten business day period (or such shorter period) with respect to the acceptance of such tender offer or exchange offer by its stockholders constituting such a failure) or (v) the Company or any of its Subsidiaries, without having received prior written consent from Parent, shall have entered into, authorized, recommended or proposed to its stockholders an agreement, arrangement, understanding or letter of intent with any Person (other than Parent or any of its Affiliates) to (A) effect a merger or consolidation or similar transaction involving the Company or any of its Subsidiaries, (B) purchase, lease, or otherwise acquire all or a substantial portion of the assets of the Company or any of its
Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership of securities representing 15% or more of the voting power of the Company (in each case other than any such merger, consolidation, purchase, lease or other transaction involving only the Company and one or more of its Subsidiaries or involving only any two or more of its Subsidiaries);

               (h)    (i) By Parent or the Company if the Required Company Stockholder
Approval shall fail to have been obtained at the Company Stockholders Meeting, including any adjournments thereof or (ii) by the Company or Parent if the Required Parent Shareholder Approval
shall fail to have been obtained at the Parent Shareholders Meeting, including any adjournments thereof; or

               (i)    By the Company, by written notice to Parent, if (i) (A) the Company proposes to accept a Superior Proposal and simultaneously therewith the Company shall enter into a definitive acquisition merger or similar agreement to effect such Superior Proposal, or (B) the
Company has changed its recommendation concerning the Merger, and (ii) in either of the foregoing cases, the Company has fully complied with its obligations under Section 4.15 hereof;

               (j)    (i) By Parent if the Merger shall not have been consummated on or before the date that is 30 days following the fulfillment of the conditions to the Closing set forth in Sections 5.1 and 5.2, or (ii) by the Company if the Merger shall not have been consummated on or before the date that is 30 days following the fulfillment of the conditions to the Closing set forth in Sections 5.1 and
5.3; or

               (k)    By the Company, by written notice to Parent, if the Board of Directors of
Parent shall have modified in a manner adverse to the Company or rescinded its recommendations of the Merger to Parent's shareholders as being advisable and fair to and in the best interests of Parent and its shareholders, or shall have modified in a manner adverse to the Company or rescinded its approval of the Agreement, or shall have resolved to do any of the foregoing.

               (l)    (i) By Parent if the final audited consolidated financial statements of the
Company and its Subsidiaries as at and for the year ended January 29, 2000 contain any material adverse change from the Company Unaudited Financial Statements, or (ii) by the Company if the
final audited consolidated financial statements of Parent and its subsidiaries as at and for the year ended January 29, 2000 contain any material adverse change from the Parent Unaudited Financial
Statements.

               (m)    (i) By Parent if the Parent Financial Advisor shall have withdrawn its written opinion to the effect that the Common Exchange Ratio is fair to Parent from a financial point of view, or (ii) by the Company if the Company Financial Advisor shall have withdrawn its written opinion to the effect that the Merger Consideration is fair to the holders of the Company Common Stock from a financial point of view.

 .2. Effect of Termination.

               (a)    In the event of termination of this Agreement as provided in Section 6.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in the last sentence of Section 4.4 and in Sections 4.7, 6.2(b), 7.9 and 7.13 hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

               (b)    If (i) this Agreement (A) is terminated by Parent pursuant to Section 6.1(g),
(h)(i), (j)(i) or (m)(i) hereof or by the Company pursuant to Section 6.1(h)(i), (i), (j)(ii), (k) or (m)(ii)
hereof, or (B) is terminated as a result of the Company's breach of Section 4.15 hereof, and (ii) other than in the case of a termination under Section 6.1(j) hereof, either (A) at the time of such termination or prior to the Company Stockholders Meeting there shall have been an Acquisition Proposal
(whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the Company Stockholders Meeting), or (B) within 12 months after termination of the Agreement the Company shall have entered into an agreement with respect to, or consummated, an Acquisition Proposal, then either the Company shall pay to Parent (in the case of a termination under Section 6.1(g), (h)(i), (i), (j)(i) or (m)(ii)), or Parent shall pay the Company (in the case of a termination under Section 6.1(j)(ii), (k) or (m)(i)) an amount equal to (i) a cash termination fee of $2,250,000 (the "Termination Fee"), and (ii) all expenses incurred by such party in connection with the negotiation, execution and performance of the transactions contemplated hereby (including, without limitation, all fees and expenses payable to such party's financial advisors and counsel) not to exceed $1,000,000 ("Termination Expenses") within one business day after such termination or, in the case of (ii)(B), entering into an agreement with respect to, or consummating an Acquisition
Proposal.  If this Agreement is terminated by Parent pursuant to Section 6.1(d)(i) or by the Company pursuant to Section 6.1(d)(ii), then either the Company shall pay to Parent (in the case of a termination under Section 6.1(d)(i)) or Parent shall pay to the Company (in the case of a termination under Section 6.1(d)(ii)) an amount equal to the Termination Expenses within one business day after such termination.

               (c)    If either party fails to promptly pay any Termination Fee or Termination
Expenses due under Section 6.2(b), such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including, without limitation, the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of interest as announced from time to time in the Wall Street
Journal from the date such fee was required to be paid.

 .3. Amendment.  This Agreement may be amended by Parent and the Company pursuant to a writing adopted by action taken by Parent and the Company at any time before the Effective Time;
provided, however, that, after approval of this Agreement by the stockholders of the Company, no amendment may be made which would alter or change the amount or kinds of consideration to be received by the holders of Company Common Stock upon consummation of the Merger or which would materially and adversely affect the holders of Company Common Stock.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

 .4. Waiver.  At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein.
Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.


                                ARTICLE VII
                               MISCELLANEOUS

 .1. Survival of Representations and Warranties.  The representations and warranties contained herein shall not survive beyond the Closing Date.  This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Closing
Date.

 .2. Entire Agreement.  This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

 .3. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties as follows:

        if to Parent or Merger Sub:

               Zany Brainy, Inc.
               2520 Renaissance Boulevard
  King of Prussia, PA 19406
               Telecopy:  (610) 278-7805
               Attention:  Chief Executive Officer

               With a copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA  19103
               Telecopy:  (215) 963-5299
               Attention:  Timothy Maxwell
        if to the Company:

               Noodle Kidoodle, Inc.
               801 Jericho Turnpike
               Syosset, NY
               Telecopy:  (516) 617-0516
               Attention:  Chief Executive Officer

               with a copy to:

               Kramer Levin Naftalis & Frankel LLP
               919 3rd Avenue
               New York, NY  10022
               Telecopy:  (212) 715-8000
               Attention:  Richard Marlin

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.  Any notice or communication delivered in person shall be deemed effective on delivery.  Any notice or communication sent by telecopy or overnight courier service shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent.  Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

 .4. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

 .5. Jurisdiction.  Each of the parties submits to the non-exclusive jurisdiction of the state and federal courts of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.  Each of the parties agrees not to contest such venue as an inappropriate venue or forum or assert of a claim of forum non conveniens as a basis to move such claim or cause of action to another venue or forum.

 .6. Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this
Agreement.

 .7. Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (including, without limitation, any employee of the Company or any Subsidiary) any rights or remedies of any nature whatsoever under or by reason of this Agreement except for
Sections 4.12 and 4.18  (which are intended to be for the benefit of the persons provided for therein, and may be enforced by such persons.)

 .8. Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

 .9. Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses except that Parent and the Company shall share equally (a) the registration fees payable with respect to filing the Registration Statement and (b) all printing expenses incurred with respect to the Proxy Statement and the Registration Statement.

 .10. Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

 .11. Binding Effect; Assignment.  This Agreement shall inure to the benefit of be binding upon the parties hereto and their respective legal representatives and successors.  This Agreement may not be assigned by any party hereto.

 .12. Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

 .13. Legal Fees and Costs.  If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to received from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


        ZANY BRAINY, INC.


By: /s/ Keith C. Spurgeon
Name:  Keith C. Spurgeon
Title:  Chairman and Chief Executive Officer


NIGHT OWL ACQUISITION, INC.


By: /s/ Keith C. Spurgeon
Name:  Keith C. Spurgeon
Title:  President


                                    NOODLE KIDOODLE, INC.


By: /s/ Stanley Greenman
Name:   Stanley Greenman
Title:  Chairman and Chief Executive Officer


                            Schedule A

Exceptions to the Definition of Company Material Adverse Effect


Any adverse effect resulting from or relating to (a) changes in the economy or financial markets in general, (b) conditions generally affecting the industries in which the Company operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) the Company, (c) the
Company's operating results for the two-month period ended March 31, 2000, or (d) commencing
April 1, 2000, a decline in sales due to a decrease in consumer demand for the products sold by the
Company, as well as losses from operations reflecting the seasonal nature of the Company's business.




                           Schedule B

Company Affiliate Agreement



                          Schedule C

Exceptions to Definition of Parent Material Adverse Effect


Any adverse effect resulting from or relating to (a) changes in the economy or financial markets in general, (b) conditions generally affecting the industries in which Parent or ZanyBrainy.com LLC, a
Delaware limited liability company and affiliate of Parent ("ZB.com"), operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) Parent or ZB.com, (c) Parent's operating results for the two-month period ended March 31, 2000, (d) commencing April 1, 2000, a decline in sales due to a decrease in consumer demand for the products sold by Parent, as well as losses from operations reflecting the seasonal nature of Parent's business or (e) ZB.com.


                          Schedule D

Parent Affiliate Agreement



                          Schedule E

Principal Terms of Employment Arrangements for Stanley Greenman and Stewart Katz




                         Schedule F

Principal Terms of Severance Pay Plan for Certain Company Employees

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